Exhibit 2 (b)
KONINKLIJKE PHILIPS N.V.
AS ISSUER
AND
CITICORP TRUSTEE COMPANY LIMITED
AS TRUSTEE

AMENDED AND RESTATED
TRUST DEED
RELATING TO A
€10,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

CONTENTS
1. Definitions and Interpretation
2. Amount and Issue of the Notes
3. Covenant to Repay
4. The Notes
5. Covenant to Comply with the Trust Deed
6. Covenants by the Issuer
7. Waivers, Modifications, Substitution and Accession
8. Enforcement
9. Application of Moneys
10. Terms of Appointment
11. Costs and Expenses
12. Appointment and Retirement
13. Notices
14. Law and Jurisdiction
15. Severability
16. Contracts (Rights of Third Parties) Act 1999
17. Counterparts
Schedule 1 Terms and Conditions
Schedule 2 Forms of the Notes
Part A Form of Temporary Global Note
Part B Form of Permanent Global Note
Part C Form of Definitive Bearer Note
Part D Form of Coupon
Part E Form of Talon
Schedule 3 Provisions for Meetings of Note holders
Schedule 4 Form of Authorised Officers’ Certificate

THIS AMENDED AND RESTATED TRUST DEED is made on 8 March 2024
BETWEEN:
(1) KONINKLIJKE PHILIPS N.V. (the "Issuer"); and
(2) CITICORP TRUSTEE COMPANY LIMITED (the "Trustee", which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).
WHEREAS
(A) The Issuer has established a programme (the "Programme") pursuant to which the Issuer may issue notes (the "Notes") from time to time as set out herein. Notes up to a maximum principal amount from time to time outstanding of €10,000,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the "Authorised Amount") may be issued pursuant to the Programme.
(B) In connection with the Programme, the Issuer and the Trustee entered into a trust deed dated 9 March 2020, as most recently amended and restated on 8 March 2022 (the "Original Trust Deed").

(C) The parties to this Trust Deed have agreed to make certain modifications to the Original Trust Deed.
(D) The Trustee has agreed to act as trustee under this Trust Deed on the following terms and conditions.
NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:
1. DEFINITIONS AND INTERPRETATION
1.1 Definitions
In this Trust Deed the following expressions have the following meanings:
"Agency Agreement" means, in relation to the Notes of any Series, the agreement appointing the initial Paying Agents in relation to such Series and any other agreement for the time being in force appointing Successor paying agents in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;
"Agents" means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Calculation Agent or any of them;
"Appointee" means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;
"Auditors" means the independent auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of this Trust Deed, such other firm of accountants whose identity is approved in writing by the Trustee for the purposes of this Trust Deed;
"Authorised Signatory" means any Director of the Issuer or any other person or persons notified to the Trustee by any such Director as being an Authorised Signatory pursuant to Clause 6.19 (Authorised Signatories);
"Authority" means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign;
"Basic Terms Modification" means any proposal to:
(a) change the date of maturity of the Notes or any date for payment of interest thereon, reduce or cancel the amount of principal or interest payable or, where applicable, modify the method of calculating the amount payable (including interest) provided, however that, for the avoidance of doubt, any Benchmark Amendment or Benchmark Replacement Conforming Change and the selection of a Successor Rate, an Alternative Reference Rate or an Adjustment Spread (in each case in accordance with the provisions of Condition 5 (Interest) shall be excluded;
(b) alter the currency in which payments under the Notes and Coupons are to be made;
(c) effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 7.3 (Substitution) of this Trust Deed);
(d) alter the quorum or majority required to pass an Extraordinary Resolution; and
(e) alter the definition of a Basic Terms Modification or the proviso to paragraph 5 of Schedule 3.
"CGN Global Note" means a CGN Permanent Global Note or a CGN Temporary Global Note.
"CGN Permanent Global Note" means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;
"CGN Temporary Global Note" means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;
"Clearstream, Luxembourg" means Clearstream Banking S.A.;
"Common Safekeeper" means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;
"Conditions" means the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of any Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as completed by the Final Terms applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes of such Series accordingly;
"Contractual Currency" means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause
11.1 (Remuneration), pounds sterling or such other currency as may be agreed between the Issuer and the Trustee from time to time;
"Couponholder" means the holder of a Coupon;
"Coupons" means any bearer interest coupons in or substantially in the form set out in Schedule 2Part D of Schedule 2 appertaining to the Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 12 (Replacement of Notes and Coupons) and, where the context so permits, the Talons appertaining to the Notes of such Series;
"Director" means any director of the Issuer from time to time;

"Dealer Agreement" means the agreement between the Issuer and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;
"Dealers" means any person appointed as a Dealer by the Dealer Agreement and any other person which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement and references to the "relevant Dealer(s)" mean, in relation to any Note, the Dealer(s) with whom the Issuer has agreed the issue and purchase of such Note;
"Electronic Consent" has the meaning set out in Schedule 3;
"euro", "€" and "EUR" means the single currency introduced at the start of the third stage of European economic and monetary union and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended;
"Euroclear" means Euroclear Bank SA/NV;
"Event of Default" means any one of the circumstances described in Condition 10 (Events of Default), but in the case of any of the events described in paragraphs (b) to
(g) (other than (d)) only if such event is, pursuant to the provisions of Condition 10 (Events of Default) certified by the Trustee to be materially prejudicial to the interests of the Noteholders.;
"Extraordinary Resolution" has the meaning set out in Schedule 3;
"Final Terms" has the meaning ascribed to it in the Dealer Agreement;
"Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the relevant Final Terms);
"Floating Rate Note" means a Note on which interest is calculated at a floating rate payable on an Interest Payment Date (as defined in the Conditions) or Interest Payment Dates as may be agreed between the Issuer and the relevant Dealer(s) and on redemption (as indicated in the relevant Final Terms);
"Global Note" means a CGN Global Note or an NGN Global Note; "ICSDs" means Clearstream, Luxembourg and Euroclear;
"Issue Date" means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the Issuer and the relevant Dealer(s);
"Interest Commencement Date" means, in relation to any interest-bearing Note, the date specified in the relevant Final Terms from which such Note bears interest or, if no such date is specified therein, the Issue Date;
"Liabilities" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) including legal fees and expenses properly incurred on a full indemnity basis;
"London Business Day" means a day on which commercial banks are open for business in London.
"Material Subsidiary" means, at any time, a Subsidiary of the Issuer whose total assets represent at least 5 per cent. of the consolidated total assets of the Group or whose total net sales represent at least 7.5 per cent. of the consolidated net sales of the Group and in relation to which the Issuer has, directly or indirectly, the power to direct its management and policies whether through the ownership of voting capital, by contract or otherwise. For this purpose:
(a) in the case of each Subsidiary, the calculation shall be made by comparing the total assets or, as the case may be, total net sales of that Subsidiary individually (and not on a consolidated basis) to those of the Group;
(b) assets or sales which arise from transactions between members of the Group and which would be eliminated in the consolidated financial statements of the Group shall be excluded;
(c) the total assets or total net sales of a Subsidiary shall be calculated by reference to:
(i) the accounts of that Subsidiary used for the purpose of the latest audited consolidated financial statements of the Group; or
(ii) if the company became a Subsidiary after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, its then latest audited accounts;
(d) the consolidated total assets or consolidated net sales of the Group shall be calculated by reference to the latest audited consolidated financial statements of the Group, adjusted as appropriate to reflect the total assets or total net sales of any company which has become or ceased to be a Subsidiary after the end of the financial period to which those accounts relate; and
(e) where a Material Subsidiary transfers all or substantially all of its assets to the Issuer or another Subsidiary, the transferor (if it is not the Holding Company of the transferee) shall cease to be a Material Subsidiary and (if the transferee is a Subsidiary but not a Material Subsidiary) the transferee shall become a Material Subsidiary.
For the purposes of this definition of Material Subsidiary, the term "Group" means the Issuer and its Subsidiaries, provided, however, that any reference to the financial statements of the Group shall be to the financial statements of the Issuer and its present and future subsidiaries, direct and indirect, within the meaning of Article 2:24 a of the Dutch Civil Code (Burgerlijk Wetboek); the term "Holding Company" of any other person means a company in respect of which that other person is a Subsidiary.

"NGN Global Note" means an NGN Permanent Global Note or an NGN Temporary Global Note.
"NGN Permanent Global Note" means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;
"NGN Temporary Global Note" means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;
"Noteholders" means the several persons who are for the time being bearers of Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN Global Note) or common safekeeper (in the case of a NGN Global Note) for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Paying Agents and the Trustee as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such principal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, any Paying Agent and the Trustee as the holder of such principal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions "holder" and "holder of Notes" and related expressions shall be construed accordingly;
"Notes" means the bearer notes of each Series constituted in relation to or by this Trust Deed which shall be in or substantially in the form set out in Schedule 2 and, for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 12 (Replacement of Notes and Coupons) and (except for the purposes of Clause 4.1 (Global Notes) and 4.3 (Signature)) each Global Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;
"outstanding" means, in relation to the Notes of any Series, all the Notes of such Series other than:
(a) those which have been redeemed in accordance with this Trust Deed;
(b) those in respect of which the date for redemption in accordance with the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 13 (Notices)) and remain available for payment in accordance with the Conditions;
(c) those which have been purchased and surrendered for cancellation as provided in Condition 7 (Redemption and Purchase);
(d) those which have become void under Condition 9 (Prescription);
(e) those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 12 (Replacement of Notes and Coupons);
(f) (for the purpose only of ascertaining the aggregate principal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12 (Replacement of Notes and Coupons);
provided that for each of the following purposes, namely:
(i) the right to attend and vote at any meeting of the holders of Notes of any Series and any direction or request by the holders of the Notes of any Series;
(ii) the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 8.1 (Legal Proceedings) and 7.1 (Waiver), Conditions 10 (Events of Default) and 14 (Meetings of Noteholders, Modification, Waiver, Authorisation and Determination, Substitution) and Schedule 3; and
(iii) any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them;
those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Issuer) for the benefit of the Issuer shall (unless and until ceasing to be so held) be deemed not to remain outstanding;
"Paying Agents" means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective specified offices initially appointed pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Series at their respective specified offices;
"Permanent Global Note" means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part B of Schedule 2, with such modifications (if any) as may be agreed between the Issuer, the Paying Agent, the Trustee and the relevant Dealer(s);
"Potential Event of Default" means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 10 (Events of Default), become an Event of Default;
"Principal Paying Agent" means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

"repay" includes "redeem" and vice versa and "repaid", "repayable", "repayment", "redeemed", "redeemable" and "redemption" shall be construed accordingly;
"Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);
"specified office" means, in relation to any Agent in respect of any Series, either the office identified with its name in the Conditions of such Series or any other office notified to any relevant parties pursuant to the Agency Agreement;
"Subsidiary" has the meaning set out in Condition 1.1 (Interpretation – Definitions);
"Successor" means in relation to the Paying Agents, such other or further person as may from time to time be appointed pursuant to the Agency Agreement as a Paying Agent, notice of whose appointment has been given to the Noteholders pursuant to Clause 6.13 (Notification of change in Principal Paying Agent) in accordance with Condition 13 (Notices).
"Talonholder" means the holder of a Talon;
"Talons" means any bearer talons appertaining to the Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 12 (Replacement of Notes and Coupons);
"Temporary Global Note" means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part A of Schedule 2, with such modifications (if any) as may be agreed between the Issuer, the Paying Agent, the Trustee and the relevant Dealer(s);
"the Stock Exchange" means, in relation to the Notes of any relevant series, the stock exchange or exchanges (if any) on which such Notes are for the time being quoted or listed;
"this Trust Deed" means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;
"Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date;
"Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;
"VAT" means any value added tax, goods and services tax, sales or use tax or similar tax, including, without limitation, such tax as may be chargeable under or pursuant to Council Directive 2006/112/EC.
"Written Resolution" has the meaning set out in Schedule 3; and
"Zero Coupon Note" means a Note that is in bearer form and that constitutes a claim for a fixed sum against the Issuer and on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen).
1.2 Principles of interpretation
In this Trust Deed:
1.2.1 Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;
1.2.2 Additional amounts: all references in this Trust Deed to principal and/or interest in respect of the Notes or to any moneys payable by the Issuer under this Trust Deed shall be deemed to include, in the case of amounts of principal payable, a reference to any specific redemption price (as described in the Conditions) and, in any case, a reference to any additional amounts which may be payable under Condition 8 (Taxation) or, if applicable, under any undertaking or covenant given pursuant to Clause 3.1 (Covenant to repay and to pay interest);
1.2.3 Relevant Currency: "relevant currency" shall be construed as a reference to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the relevant Final Terms;
1.2.4 Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;
1.2.5 Clauses and Schedules: a Schedule or a Clause, sub-clause, paragraph or sub- paragraph is, unless otherwise stated, to a Schedule hereto or a clause, sub- clause, paragraph or sub-paragraph hereof respectively;
1.2.6 Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;
1.2.7 Trust corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;
1.2.8 Coupons: in the case of any Notes which are Zero Coupon Notes references to Coupons and Couponholders in this Trust Deed are not applicable to such Notes;

1.2.9 Interpretation: words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa;
1.2.10 Records: any reference to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD).
1.3 The Conditions
In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.
1.4 Headings
The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.
1.5 The Schedules
The Schedules are part of this Trust Deed and shall have effect accordingly.
1.6 Amendment and Restatement
Save in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Trust Deed and any Notes issued on or after the date of this Trust Deed so as to be consolidated and form a single Series with the Notes of any Series issued up to and including such last preceding day, with effect on and from the date of this Trust Deed.
(a) the Original Trust Deed is amended and restated on the terms of this Trust Deed; and
(b) the provisions of the Original Trust Deed insofar as the same still have effect and shall cease to have effect and in lieu thereof the provisions of this Trust Deed shall have effect.
2. AMOUNT AND ISSUE OF THE NOTES
2.1 Amount of the Notes
The Notes will be issued in Series in an aggregate principal amount from time to time outstanding not exceeding the Authorised Amount and for the purpose of determining such aggregate principal amount clause 14 (Increase in Authorised Amount) of the Dealer Agreement shall apply.
2.2 Prior to each Issue Date
By not later than 3.00 p.m. (London time) on the London Business Day (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the Issuer shall:
(a) deliver or cause to be delivered to the Trustee a copy of the relevant Final Terms; and
(b) notify the Trustee in writing without delay of the Issue Date and the principal amount of the Notes of the relevant Tranche.
2.3 Constitution of Notes
Upon the issue of the Temporary Global Note, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.
2.4 Further legal opinions
Before the first issue of Notes occurring after each anniversary of this Trust Deed, on each occasion as the Trustee so requests (on the basis that the Trustee considers it reasonably necessary in view of a change (or proposed change) in applicable law affecting the Issuer or in English law affecting the Issuer, this Trust Deed or the Agency Agreement, the Issuer will procure at its cost that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee.
3. CONVENANT TO REPAY
3.1 Covenant to repay and to pay interest
The Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order of any court of competent jurisdiction) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)), provided that:
3.1.1 every payment of principal or interest in respect of such Notes or any of them made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause 3 except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

3.1.2 if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee.
3.1.3 in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note, interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provision of Condition 7 (Redemption and Purchase) shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note such payment is in fact made.
The Trustee will hold the benefit of this covenant and the covenant in Clause 5 (Covenant to comply with the Trust Deed) on trust for the Noteholders in accordance with this Trust Deed
3.2 Following an Event of Default
At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:
3.2.1 by notice in writing to the Issuer, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:
(a) to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of- pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or
(b) to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or records which the relevant Agent is obliged not to release by any law or regulation; and
3.2.2 by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of Notes and Coupons to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1.1 to Clause 3.1 (Covenant to repay and to pay interest) and (so far as it concerns payments by the Issuer) Clause 9.4 (Payment to Noteholders and Couponholders) shall cease to have effect.
3.3 Interest on Floating Rate Notes following Event of Default
If Floating Rate Notes become immediately due and repayable under Condition 10 (Events of Default) the rate and/or amount of interest payable in respect of them will be calculated by the Principal Paying Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes become so due and repayable in accordance with Condition 5 (Interest) (with consequential amendments as necessary) except that the rates of interest need not be published.
3.4 Currency of payments
All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders and Couponholders shall be made in the relevant currency as required by the Conditions.
3.5  Separate Series
The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "Notes", "Noteholders", "Coupons", "Couponholders", "Talons" and "Talonholders" shall be construed accordingly.
4. THE NOTES
4. 1 Global Notes
4.1.1 The Notes of each Tranche will initially be together represented by a Temporary Global Note. Each Temporary Global Note shall (save as may be specified in the relevant Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Notes in definitive form.
4.1.2 Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Notes in definitive form.
4.1.3 All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN Global Note) for Clearstream, Luxembourg and Euroclear or, as the case may be, a Common Safekeeper (in the case of an NGN Global Note), in accordance with the Dealer Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, in accordance with the Agency Agreement. The relevant Final Terms shall be annexed to each Global Note.
4. 2 Notes in definitive form

Notes in definitive form will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of Schedule 2. Any Coupons and Talons will also be security printed in accordance with the same requirements and will be attached to the Notes in definitive form at the time of issue. Notes in definitive form will be endorsed with the Conditions.
4. 3 Signature
The Global Notes and the Notes in definitive form will be signed manually or in facsimile by an Authorised Signatory of the Issuer and will be authenticated manually by or on behalf of the Principal Paying Agent and, if applicable, will be effectuated manually by or on behalf of the Common Safekeeper. The Issuer may use the facsimile signature of a person who at the date such signature was originally produced was an Authorised Signatory even if at the time of issue of any Global Note or Note in definitive form such person no longer holds that office. Global Notes and Notes in definitive form so executed and duly authenticated and, if applicable, duly effectuated will be binding and valid obligations of the Issuer.
4.4 Entitlement to treat holder as owner
Each of the Issuer, the Trustee and any Agent may deem and treat the holder of any Note or Coupon or of a particular principal amount of the Notes as the absolute owner of such Note or principal amount, as the case may be, free of any equity, set- off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Note or Coupon or principal amount (whether or not such Note or Coupon or principal amount shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Note or principal amount, as the case may be.
5 COVENANT TO COMPLY WITH THE TRUST DEED
5.1 Covenant to comply with the Trust Deed
The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Noteholders, the Couponholders and all persons claiming through or under them respectively.
5.1 Trustee may enforce Conditions
The Trustee shall itself be entitled to enforce the obligations of the Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.
5.2 Covenant held upon Trust
The Trustee shall hold the benefit of the covenant of this Clause 5 upon trust for the Noteholders and the Couponholders according to their respective interests.
6. COVENANTS BY THE ISSUER
The Issuer covenants with the Trustee that, so long as any of the Notes remain outstanding, it will:
6.1 Information
So far as permitted by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 10.1(c) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law.
6.2 Books of account
At all times keep proper books of account as may be necessary to comply with all applicable laws as so to enable the financial statements of the Issuer to be prepared and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has grounds to believe that an Event of Default or a Potential Event of Default has occurred, allow so far as permitted by applicable law the Trustee and any person appointed by the Trustee to whom the Issuer shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours.
6.3 Financial and other information
Send to the Trustee two copies in English of its annual audited accounts and every document issued or sent to holders of debt securities (including the Noteholders), in each case as soon as practicable after the issue or publication thereof.
6.4 List of Material Subsidiaries
Give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificate referred to in Clause 6.7 (Certificate of compliance), a certificate signed by two Authorised Signatories of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of the Issuer which as at the date of such certificate are Material Subsidiaries.
6.5 Changes in list of Material Subsidiaries
Give to the Trustee, as soon as reasonably practicable after the completion of the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate signed by two Authorised Signatories of the Issuer to such effect.

6.6 Events of Default
Forthwith give notice in writing to the Trustee upon becoming aware of any Event of Default or any Potential Event of Default without waiting for the Trustee to take any further action.
6.7 Certificate of compliance
Give to the Trustee (i) within 14 days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) within 14 days after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 31 December 2024 and in any event not later than 180 days after the end of each such financial year a certificate in or substantially in the form set out in Schedule 4 signed by two Authorised Signatories of the Issuer to the effect that as at the date which is not earlier than 7 days prior to the date of such certificate (the "certification date") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Issuer has complied with all its obligations contained in this Trust Deed or (if such is not the case) specifying the respects in which it has not complied.
6.8 Further assurance
So far as permitted by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to this Trust Deed.
6.9 Maintenance of Principal Paying Agent
At all times maintain a Principal Paying Agent in accordance with the Conditions.
6.10 Notification of non-payment
Use all reasonable endeavours to procure the Principal Paying Agent to notify the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be.
6.11 Notification of late payment
In the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the Noteholders in accordance with Condition 13 (Notices) that such payment has been made.
6.12 Listing
If the Notes are admitted to listing, trading and/or quotation, use all reasonable endeavours to maintain the listing of the Notes on the Stock Exchange or, if it is unable to do so having used all reasonable endeavours or if the maintenance of such listing is agreed by the Trustee to be unduly onerous or impractical use all reasonable endeavours to obtain and maintain an admission to listing, trading and/or quotation of the Notes on such other listing authority, stock exchange(s), securities market(s) and/or quotation system(s) (if any) as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining an admission to listing, trading and/or quotation of the Notes on such other listing authority, stock exchange(s), securities market(s) and/or quotation system(s) (if any) enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to this Trust Deed as the Trustee may require or as shall be requisite to comply with the requirements of any such listing authority, stock exchange(s), securities market(s) and/or quotation systems (if any) and promptly give notice of the identity of such listing authority, stock exchange(s), securities market(s) and/or quotation systems (if any) to the Noteholders.
6.13 Notification of change in Principal Paying Agent
Give notice to the Noteholders in accordance with Condition 13 (Notices) of any appointment, resignation or removal of the Principal Paying Agent (other than the appointment of the initial Principal Paying Agent) after having obtained the prior written approval of the Trustee thereto or any change of the Principal Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; provided always that so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Principal Paying Agent has been appointed on terms previously approved in writing by the Trustee.
6.14 Notices to Noteholders
Send or procure to be sent to the Trustee, not less than 7 days prior to which any such notice is to be given, the form of every notice to be given to the Noteholders in accordance with Condition 13 (Notices) and obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 13 (Notices) (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (as amended, the "FSMA") of a communication within the meaning of Section 21 of the FSMA).
6.15 Compliance with Agency Agreement
Comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Principal Paying Agent complies with and performs all its respective obligations thereunder and any notice given by the Trustee pursuant to Clause 3.2.1 and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee.

6.16 Notes held by the Issuer and its Subsidiaries
In order to enable the Trustee to ascertain the principal amount of Notes of each series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1.1 (Definitions), deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Authorised Signatories of the Issuer setting out the total number and aggregate principal amount of Notes of each series which:
(a) up to and including the date of such certificate have been purchased by the Issuer or any of its Subsidiaries and cancelled; and
(b) are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer or any of its Subsidiaries.
6.17 Clearing systems
Use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 10.1(t) as soon as practicable after such request.
6.18 Redemption of Notes
Give notice to the Trustee of the proposed redemption of the Notes not less than the number of days specified in the Conditions prior to the redemption date in respect of such Note or Coupon and duly proceed to redeem such Notes or Coupons accordingly.
6.19 Authorised Signatories
Upon the execution hereof and thereafter as soon as reasonably practicable upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same.
6.20 Notification of amendment to Dealer Agreement
Notify the Trustee of any amendment to the Dealer Agreement.
6.21 Benchmark Amendment Certificate
No later than notifying the Trustee, pursuant to Condition 5 (Interest), the Issuer shall deliver to the Trustee and the Agents a certificate (on which the Trustee shall be entitled to rely on without further enquiry or liability) signed by two Authorised Signatories of the Issuer certifying (i) that each change which the Issuer requests the Trustee to make pursuant to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) is a Benchmark Amendment (as defined in the Conditions) and that the effect of the drafting of such change is solely to implement a Benchmark Amendment (as defined in the Conditions) and/or (ii) that each change which the Issuer requires the Trustee to make pursuant to Condition 5.2(f)(Interest – Floating Rate Notes referencing SOFR) is a Benchmark Replacement Conforming Change (as defined in the Conditions) and that the effect of the drafting of such change is solely to implement a Benchmark Replacement Conforming Change (as defined in the Conditions).
7 WAIVERS, MODIFICATIONS, SUBSTITUTION AND ACCESSION
7.1 Waiver
The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, any breach or proposed breach by the Issuer of any of the covenants or provisions contained in the Conditions, this Trust Deed or the Agency Agreement or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions, provided that the Trustee shall not exercise any powers conferred upon it by this Clause 7 in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made).
7.2 Modifications
7.2.1 The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the Issuer in making any modification (a) to the Conditions, the Notes, this Trust Deed or the Agency Agreement (other than any Basic Terms Modification) provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to the Conditions, the Notes, this Trust Deed or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error or an error which is, in the opinion of the Trustee, proven or which modification is required to comply with a mandatory provision of law. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

7.2.2 In addition, the Trustee shall agree to vary or amend the Conditions, this Trust Deed and/or the Agency Agreement to give effect to certain amendments without any requirement for the consent or approval of the Noteholders, on the basis set out in Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) and Condition 5.2(f) (Interest – Floating Rate Notes referencing SOFR) but it shall not be obliged to concur with the Issuer in respect of any Benchmark Amendments and/or Benchmark Replacement Conforming Changes (each as defined in the Conditions) which, in its sole opinion, would have the effect of (i) imposing more onerous obligations upon it or exposing it to any additional duties, responsibilities or liabilities or reducing or amending the protective provisions afforded to the Trustee in this Trust Deed, the Agency Agreement and/or the Conditions or (ii) exposing the Trustee and/or the Agents (as applicable) to any additional liabilities against which it has not been indemnified and/or secured and/or prefunded to its satisfaction.
7.3 Substitution
7.3.1 Subject to Clause 7.3.2 below, the Trustee may without the consent of the Noteholders or Couponholders at any time agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Clause 7) as the principal debtor under this Trust Deed in relation to the Notes and Coupons of any Series and under such Notes and Coupons of (a) any Subsidiary of the Issuer or (b) any company which directly or indirectly owns 100 per cent. of the shares or other equity interests (as the case may be) carrying the right to vote in the Issuer in place of the Issuer as issuer and principal debtor under this Trust Deed and the Notes (each substituted entity hereinafter called the "Substituted Obligor") if a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 7) in the case of a substitution of the Issuer (or any such previous substitute).
7.3.2 The following further conditions shall apply to Clause 7.3.1 above:
(a) the Issuer and the New Company shall comply with such other requirements as the Trustee may direct in order that the substitution is fully effective in the interests of the Noteholders and the Couponholders;
(b) a legal opinion addressed to the Trustee has been provided confirming that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the Issuer (or such previous substitute as aforesaid) and (ii) such approvals and consents are at the time of substitution in full force and effect;
(c) (without prejudice to the generality of the preceding sub-clauses of this sub-Clause 7.3.2) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the "Substituted Territory") other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the "Issuer’s Territory"), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for the reference in that Condition to the Issuer’s Territory of references to the Substituted Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly; and
(d) any two Authorised Signatories of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer (or of any previous substitute under this Clause 7.3).
7.3.3 Release: Any agreement by the Trustee pursuant to sub-clause 7.3.1 shall, if so expressed, operate to release the Issuer (or any such previous substitute as aforesaid) the subject of such release from any or all of its obligations as principal debtor under the Notes and this Trust Deed. Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders.
7.3.4 Completion of substitution: Upon the execution of such documents and compliance with the requirements in this Clause 7.3.4, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes and as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 7.3) and this Trust Deed, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons to the Issuer shall be deemed to be references to the Substituted Obligor.
8. ENFORCEMENT
8.1 Legal proceedings
The Trustee may at any time, at its discretion and without further notice, institute such proceedings and/or take such action against the Issuer as it may think fit to enforce the provisions of this Trust Deed or the Conditions but it shall not be bound to take any such proceedings or action or to take any other action under or pursuant to this Trust Deed or the Notes unless it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes and it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may thereby become liable and or which it may incur by so doing provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders. Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.
8.2 Evidence of default

If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding up or insolvency of the Issuer under this Trust Deed or under the Notes, proof therein that:
8.2.1 as regards any specified Note within a given Series, the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due;
8.2.2 as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due; and
8.2.3 as regards any Talon, the Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Talons which are then available for exchange, and for the purposes of Clauses 8.2.1 and 8.2.2 a payment shall be a "corresponding" payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.
9. APPLICATION OF MONEYS
9.1 Application of moneys
All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 9.2 (Investment of moneys)):
(a) firstly, in payment or satisfaction of those costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);
(b) secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series have become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series
(c) pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and
(d) thirdly, the balance (if any) in payment to the Issuer
9.2 Investment of moneys
The Trustee may at its absolute discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Notes of any series in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like absolute discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom. The accumulated investments shall be applied under this Clause 9. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under this Trust Deed, including without limitation Clause 9.1 (Application of Moneys) to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the holders of the Notes of such series or the holders of the related Coupons, as the case may be.
9.3 Authorised Investments
Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and The Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.
9.4 Payment to Noteholders and Couponholders
The Trustee shall give notice to the Noteholders in accordance with Condition 13 (Notices) of the date fixed for any payment under Clause 9.1 (Application of Moneys). Any payment to be made in respect of the Notes or Coupons of any Series by the Issuer or the Trustee may be made in the manner provided in the Conditions, the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment by the Issuer or the Trustee (as the case may be). Any payment in full of interest made in respect of a Coupon in the manner aforesaid shall extinguish any claim of a Noteholder which may arise directly or indirectly in respect of such interest.
9.5 Production of Notes and Coupons

Upon any payment under Clause 9.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall in respect of a Note or Coupon, (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or, in the case of part payment of an NGN Global Note cause the Principal Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause such Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.
9.6 Noteholders to be treated as holding all Coupons
Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons and Talons appertaining to each Note of which they are the holder.
10. TERMS OF APPOINTMENT
By way of supplement to the Trustee Acts, it is expressly declared as follows:
10.1 SUPPLEMENT TO TRUSTEE ACTS
Section 1 of the Trustee Act 2000 of England and Wales shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000 of England and Wales, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:
(a) The Trustee may in relation to this Trust Deed act on the advice, opinion or certificate of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Trustee or otherwise and which advice may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with respect to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting.
(b) Any such advice, opinion, certificate or information may be sent or obtained by letter, facsimile transmission or email and the Trustee shall not be liable for acting on any advice, opinion, certificate or information purporting to be conveyed by any such letter, facsimile transmission or email although the same shall contain some error or shall not be authentic.
(c) The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors or Authorised Signatories of the Issuer and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it acting on such certificate.
(d) The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or definitive Notes, the delivery of any Global Note or definitive Notes to the person(s) entitled to it or them.
(e) The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in this Trust Deed or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has happened and, until it shall have actual knowledge or express notice pursuant to this Trust Deed to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all its obligations under this Trust Deed.
(f) Save as expressly otherwise provided in this Trust Deed, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under this Trust Deed (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of this Trust Deed or to take at such request or direction or otherwise any other action under any provision of this Trust Deed, without prejudice to the generality of Clause 9.1 (Application of Moneys), unless it shall first be indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.
(g) The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of holders of Notes of all or any series in respect whereof minutes have been made and signed or any direction or request of holders of Notes of all or any series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing) that not all Noteholders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders and the relative Couponholders.
(h) The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(i) Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed as being so determinable, but without prejudice to any provision of this Trust Deed to the contrary. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence where exercised by the Trustee.
(j) The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any other person in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.
(k) Where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Noteholders and the Couponholders.
(l) The Trustee may certify that any of the conditions, events and acts set out in subparagraphs (b) to (g) (other than (d)) of Condition 10 (Events of Default) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom), is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Noteholders and the Couponholders.
(m) The Trustee as between itself and the Noteholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and Couponholders.
(n) In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed.
(o) Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by such person or such person’s firm in connection with the trusts of this Trust Deed and also their properly incurred charges in addition to disbursements for all other work and business done and all time spent by such person or such person’s firm in connection with matters arising in connection with this Trust Deed.
(p) The Trustee may in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of its trusts, powers, authorities and discretions under this Trust Deed. Such delegation may be made upon such terms (including power to sub- delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub- delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate provided that the Trustee shall have exercised reasonable care in selecting such person.
(q) The Trustee may in the conduct of the trusts of this Trust Deed instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done by the Trustee in connection with this Trust Deed (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent provided that the Trustee shall have exercised reasonable care in selecting such person.
(r) The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by this Trust Deed as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trusts constituted by this Trust Deed and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with such deposit or by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person and may pay all sums required to be paid on account of or in respect of any such deposit; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer provided that the Trustee shall have exercised reasonable care in selecting such person.

(s) The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto.
(t) The Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the account holding a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg or any other applicable clearing system and subsequently found to be forged or not authentic.
(u) The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.
(v) Notwithstanding anything else herein contained, the Trustee may refrain without liability from doing anything which in its reasonable opinion would or may be illegal or contrary to any law of any state or jurisdiction (including but not limited to the laws of the United States of America or any jurisdiction forming part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without Liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation.
(w) No provision of this Trust Deed shall require the Trustee to do anything which may cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it.
(x) In the absence of knowledge or express notice to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to Clause 6.16 (Notes held by the Issuer and its Subsidiaries) that no Notes are held by, for the benefit of, or on behalf of, the Issuer or any of its Subsidiaries).
(y) The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.
(z) The Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or Coupons or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations.
(aa) When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled, acting reasonably, to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere.
(bb) The Trustee shall not incur any Liability to the Issuer, Noteholders or any other person in connection with any approval given by it pursuant to Clause 6.14 to any notice to be given to Noteholders by the Issuer; the Trustee shall not be deemed to have represented, warranted, verified or confirmed that the contents of any such notice are true, accurate or complete in any respects or that it may be lawfully issued or received in any jurisdiction.
(cc) The Trustee shall not be responsible for monitoring whether any notices to Noteholders are given in compliance with the requirements of the Stock Exchange or with any other legal or regulatory requirements.
(dd) A certificate of the Auditors that in their opinion a Subsidiary is or is not or was or was at any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee, the Noteholders and the Couponholders.
(ee) Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax (other than, for the avoidance of doubt, taxes imposed in respect of net income by a taxing jurisdiction wherein the Trustee is incorporated or resident for tax purposes or carries on or is deemed to carry on business) as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.
10.2 TRUSTEE’S LIABILITY

10.2.1 Subject to section 750 of the Companies Act 2006 (if applicable), nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any Liability for its own gross negligence, wilful default or fraud which it may be guilty in relation to its duties under this Trust Deed.
10.2.2 Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for:
(a) loss of profit, loss of business, loss of goodwill, loss of opportunity, whether direct or indirect; and
(b) special, indirect, punitive or consequential loss or damage of any kind whatsoever, whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.
10.3 Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.
10.4 Trustee liable for negligence
10.4.1 Subject to section 750 of the Companies Act 2006 (if applicable), nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any Liability for its own gross negligence, wilful default or fraud of which it may be guilty in relation to its duties under this Trust Deed.
10.4.2 Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for:
(a) loss of profit, loss of business, loss of goodwill, loss of opportunity, whether direct or indirect; and
(b) special, indirect, punitive or consequential loss or damage of any kind whatsoever, whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.
11. COSTS AND EXPENSES
11.1 Remuneration
11.1.1 Normal remuneration: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and on such dates as may from time to time be agreed in writing between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Trustee provided that if upon due presentation of any Note or Coupon, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.
11.1.2 Extra remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default, if the Trustee considers it expedient or necessary or is requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time).
11.1.3 Failure to agree: In the event of the Trustee and the Issuer failing to agree:
(a) (in a case to which Clause 11.1.1 (Normal remuneration) above applies) upon the amount of the remuneration; or
 (b) (in a case to which Clause 11.1.2 (Extra remuneration) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee, the Issuer the Noteholders and the Couponholders.
11.1.4 Indemnity: Without prejudice to the right of indemnity by law given to trustees, but subject to Clauses 11.1.9 (Value Added Tax) and 11.1.10 (Income taxes), the Issuer shall indemnify the Trustee and every Appointee and keep such person indemnified against all Liabilities to which such person may be or become subject or which may be incurred by such person in the preparation and execution or purported execution of any of their trusts, powers, authorities and discretions under this Trust Deed or its or their functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).

11.1.5 Expenses: The Issuer shall also pay or discharge all costs, charges and expenses (including stamp duties, levies, imposts, issue, registration, documentary and other similar taxes or duties to the extent provided for in Clause 11.2 (Stamp duties), and VAT in accordance with Clause 11.1.9 (Value Added Tax) but excluding all other taxes) incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner relating to, this Trust Deed, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Trustee in connection with any action properly taken by or on behalf of the Trustee for enforcing this Trust Deed.
11.1.6 Third parties: Where any amount which would otherwise be payable by the Issuer under this Clause 11.1 has instead been paid by any person or persons other than the Issuer (each, an "Indemnifying Party"), the Issuer shall pay to the Trustee an equal amount for the purpose of enabling the Trustee to reimburse the Indemnifying Parties.
11.1.7 Payments of amounts due: All amounts payable pursuant to Clause 11.1.6 (Third parties) above and/or this Clause 11.1.7 shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of three per cent. per annum above the base rate (on the date on which payment was made by the Trustee) of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such 30th day of such other date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.
11.1.8 Payments: The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this Clause 11.1 shall be made without set-off, counterclaim, deduction or withholding unless required by law. In the event of deduction or withholding being required by law, the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this Clause 11.1 in the absence of any such deduction or withholding.
11.1.9 Value Added Tax: All amounts payable by the Issuer under this Trust Deed are exclusive of VAT. If the Trustee or the representative member (as that term is used in the Value Added Tax Act 1994) of a group to which it belongs for VAT purposes is liable to account for VAT in respect of any service made to the Issuer in accordance with this Trust Deed, the Issuer shall pay to the Trustee (in addition to and at the same time as paying any other remuneration for such supply, and upon receipt of a valid VAT invoice) an amount equal to the amount of such VAT if and to the extent such VAT is not recoverable by the relevant Agent or representative member. Where the Issuer is required to reimburse or indemnify the Trustee for any cost or expense, the Issuer shall reimburse or indemnify (as the case may be) the Trustee for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Trustee or the representative member of a group to which it belongs for VAT purposes is entitled to credit or repayment in respect of such VAT.
11.1.10 Income taxes: For the avoidance of doubt, the Trustee shall be responsible for its own corporate income tax and nothing in this Trust Deed shall require the Issuer to pay taxes imposed in respect of net income by a taxing jurisdiction wherein the Trustee is incorporated or resident or carries on or is deemed to carry on business for tax purposes.
11.1.11 Discharge: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 11.1 shall continue in full force and effect notwithstanding such discharge.
11.2 Stamp duties
The Issuer will pay any stamp, issue, registration, documentary and other similar fees, duties and taxes, including interest and penalties, payable (a) in the United Kingdom or the Netherlands on or in connection with (i) the execution and delivery of this Trust Deed and (ii) the constitution and original issue of the Notes and the Coupons and (b) in any jurisdiction on or in connection with any action properly taken by or on behalf of the Trustee or (where permitted under this Trust Deed so to do) any Noteholder or Couponholder to enforce this Trust Deed.
11.3 Currency indemnity
The Issuer shall indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and, subject to Clauses 11.1.9 (Value Added Tax) and 11.1.10 (Income taxes), keep them indemnified against:
11.3.1 any Liability incurred by any of them arising from the non-payment by the Issuer of any amount due to the Trustee or the Noteholders or Couponholders under this Trust Deed by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and
11.3.2 any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Trust Deed (other than this Clause 11.3) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.
11.4 Indemnities separate

The indemnities in this Clause 11 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order. Any such Liability as referred to in this Clause 11 shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuer or its liquidator or liquidators.
12. APPOINTMENT AND RETIREMENT
12.1 Appointment of Trustees
The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal or until a trust corporation is appointed as successor.
12.2 Co-trustees
12.2.1 Notwithstanding the provisions of Clause 12.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:
(a) if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders; or
(b) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or
(c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.
12.2.2 The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.
12.2.3 Such a separate trustee or co-trustee shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment.
12.2.4 The Trustee shall have power in like manner to remove any such person.
12.2.5 Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.
12.3 Retirement of Trustees
A trustee of this Trust Deed may retire at any time on giving not less than 90 days’ prior written notice to the Issuer without giving any reason and without being responsible for any costs, charges and expenses properly incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of this Trust Deed in relation to Notes. The Issuer undertakes that in the event of the only trustee of this Trust Deed which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under Clause 12.2 (Co-trustees) giving notice under this Clause 12.3 or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of this Trust Deed being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within 90 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of this Trust Deed, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.
12.4 Competence of a majority of Trustees
Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.
12.3 Powers additional
The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or the Coupons.
12.4 Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 12.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
13. NOTICES
13.1 Addresses for notices
All notices and other communications hereunder shall be made in writing and in English (by letter or email) and shall be sent as follows:
13.1.1 Issuer: if to the Issuer, to it at:
Koninklijke Philips N.V.
Philips Center
Amstelplein 2
1096 BC Amsterdam
The Netherlands
Attention: Group Treasury
Email: treasury.middleoffice@philips.com
13.1.2 Trustee: if to the Trustee, to it at:
Citicorp Trustee Company Limited
Citigroup Centre
Canada Square
London E14 5LB
England
Email: emea.at.debt@citi.com
Attention: Agency & Trust
13.2 Effectiveness
Every notice or other communication sent in accordance with Clause 13.1 (Addresses for notices) shall be effective as follows:
13.2.1 Letter: if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch; and
13.2.2 Email: if sent by email, it shall be deemed to have been delivered at the time of delivery to the recipient’s email address, provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding Business Day in the place of the addressee, and further provided that in the case of a notice or demand given by email a delivery receipt is received by the sending party confirming the email has been delivered to the recipient’s correct email address.
13.3 No Notice to Couponholders
Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 13 (Notices).
14. LAW AND JURISDICTION
14.1 Governing Law
This Trust Deed and the Notes and any non-contractual obligations arising out of or in connection with them are governed by English law.
14.2 English Courts
The courts of England have exclusive jurisdiction to settle any disputes (a "Dispute"), arising from or connected with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of, and all non-contractual obligations arising out of or in connection with, this Trust Deed or the Notes) or the consequences of their nullity.
14.3 Appropriate forum
The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly that they will not argue to the contrary.
14.4 Rights of the Issuer and the Trustee to take proceedings outside England

Notwithstanding Clauses 14.2 (English Courts) and 14.3 (Appropriate forum), to the extent allowed by law, the Issuer and the Trustee may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction and (ii) concurrent proceedings in any number of jurisdictions.
14.5 Process agent
The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Philips Electronics UK Limited (Attention: Company Secretary), Ascent 1 Aerospace Boulevard, Farnborough, England, GU14 6XW. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer. Nothing in this paragraph shall affect the right of the Trustee or (when they are entitled to do so) any of the Noteholders to serve process in any other manner permitted by law.
14.6 Power of Attorney
If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Trust Deed or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of the Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorney’s authority and the effects of the exercise thereof.
15. SEVERABILITY
In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
16. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.
17. COUNTERPARTS
This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.
IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.
SCHEDULE 1
TERMS AND CONDITIONS
Koninklijke Philips N.V. (the “Issuer”) has established a Euro Medium Term Note Programme (the “Programme”) for the issue of up to €10,000,000,000 in aggregate principal amount of notes (the “Notes”) on the terms set out in these Conditions and in the Trust Deed (as defined below).
Notes issued under the Programme are issued in series (each a “Series”) and each Series may comprise one or more tranches (each a “Tranche”) of Notes. Each Tranche is the subject of final terms (the “Final Terms”) which complete these terms and conditions (the “Conditions”). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as completed by the relevant Final Terms.
The Notes are constituted by, are subject to and have the benefit of a trust deed dated 9 March 2020 as amended and restated on 8 March 2024 (as amended and/or restated and/or supplemented from time to time, the “Trust Deed”) made between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression shall include its successor(s)) as trustee for the holders of the Notes (the “Noteholders”)) and the holders of the interest coupons appertaining thereto (the “Couponholders” and the “Coupons” respectively) and are the subject of an agency agreement dated 9 March 2020 as amended and restated on 8 March 2024 (as amended or supplemented from time to time, the “Agency Agreement”) made between the Issuer, Citibank, N.A., London Branch as principal paying agent (the “Principal Paying Agent” and, together with any other agents appointed in accordance with such agreement, the “Paying Agents”, which expression shall include any successor(s)), Citibank, N.A., London Branch as calculation agent (the “Calculation Agent” and, together with the Paying Agents, the “Agents”)), and the Trustee.
All subsequent references in these Conditions to “Notes” are to the Notes of the relevant Series. Copies of the relevant Final Terms are available for inspection and may be obtained during normal business hours at the registered office of the Trustee and the specified office of the Principal Paying Agent.
Certain provisions of these Conditions are summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed and the Agency Agreement. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.
Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours by the Noteholders and the Couponholders at the principal office for the time being of the Trustee, being at the date of issue of the Notes at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom and at the specified office of each of the Paying Agents.
1. Interpretation
1.1 Definitions
In these Conditions the following expressions have the following meanings: “Business Day” means a day which is both:

(i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the relevant Final Terms; and
(ii) either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is
Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively); or (ii) in relation to any sum payable in euro, a day on which the real time gross settlement system operated by the Eurosystem or any successor system (the “T2”) is open; and
(iii) in respect of Notes for which the Reference Rate is specified as SOFR in the relevant Final Terms, any weekday that is a U.S. Government Securities Business Day (as defined below) and is not a legal holiday in New York and each (if any) Additional Business Centre(s) and is not a date on which banking institutions in those cities are authorised or required by law or regulation to be closed;
“Business Day Convention”, in relation to any particular date, the following expressions shall have the following meanings:
(i) “Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day;
(ii) “Modified Following Business Day Convention” or “Modified Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day save in respect of Notes for which the Reference Rate is SOFR, for which the final Interest Payment Date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Date;
(iii) “Preceding Business Day Convention” means that the relevant date shall be brought forward to the first preceding day that is a Business Day;
(iv) “FRN Convention”, “Floating Rate Convention” or “Eurodollar Convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Final Terms as the Specified Period after the calendar month in which the preceding such date occurred; provided, however, that:
(A) if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;
(B) if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and
(C) if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and
(v) “No Adjustment” means that the relevant date shall not be adjusted in accordance with any Business Day Convention;
“Coupon Sheet” means, in respect of a Note in definitive form, a coupon sheet relating to the Note;
“Day Count Fraction” means (subject as provided in Condition 5.1 (Fixed Rate Note Provisions), in respect of the calculation of an amount for any period of time (the “Calculation Period”), such day count fraction as may be specified in these Conditions or the relevant Final Terms and:
(i) if “Actual/365” or “Actual/Actual (ICMA)” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non- leap year divided by 365);
(ii) if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;
(iii) if “Actual/365 (Sterling)” is so specified, means the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;
(iv) if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;
(v) if “30/360” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction = {[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)}/ 360
where:
“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2will be 30;
(vi) if “30E/360” or “Eurobond Basis” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction = {[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)}/ 360
where:
“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; and
(vii) if “30E/360 (ISDA)” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction = {[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)}/ 360
where:
“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2will be 30, provided, however, that in each such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period;
“Determination Period” means each period from (and including) an Interest Determination Date to (but excluding) the next Interest Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not an Interest Determination Date, the period commencing on the first Interest Determination Date prior to, and ending on the first Interest Determination Date falling after, such date);
“Early Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;
“EURIBOR” means, in respect of any specified currency and any specified period, the interest rate benchmark known as the Euro interbank offered rate which is calculated and published by a designated distributor (currently Thomson Reuters) in accordance with the requirements from time to time of the European Money Markets Institute (or any other person which takes over the administration of that rate) based on estimated interbank borrowing rates for a number of designated currencies and maturities which are provided, in respect of each such currency, by a panel of contributor banks (details of historic EURIBOR rates can be obtained from the designated distributor);
“euro” means the single currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the euro as amended;
“Extraordinary Resolution” has the meaning given in the Trust Deed;
“Final Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;
“Group” means the Issuer and its Subsidiaries from time to time;
“Holding Company” of any other person means a company in respect of which that other person is a Subsidiary;
“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;
“Interest Commencement Date” means the Issue Date or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Interest Determination Date” has the meaning given in the relevant Final Terms or if none is so specified, the Reference Rate is EURIBOR, the second day on which T2 is open prior to the start of each Interest Period;
“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms:
(i) as the same may be adjusted in accordance with the relevant Business Day Convention; or
(ii) if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Final Terms as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);
“Interest Period” means each period beginning on (and including) the Interest Commencement Date or any Interest Period End Date and ending on (but excluding) the next Interest Period End Date;
“Interest Period End Date” means each Interest Payment Date or such other date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms;
“ISDA Definitions” means, in relation to any Series of Notes:
(a) unless “ISDA 2021 Definitions” are specified as being applicable in the relevant Final Terms, the 2006 ISDA Definitions (as supplemented, amended and updated as at the date of issue of the first Tranche of the Notes of such Series), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) (copies of which may be obtained from ISDA at isda.org); or
(b) if “ISDA 2021 Definitions” are specified as being applicable in the relevant Final Terms, the latest version of the ISDA 2021 Interest Rate Derivatives Definitions, including each Matrix (as defined therein) (and any successor thereto), each as published by ISDA (or any successor) on its website (http://www.isda.org), on the date of issue of the first Tranche of the Notes of such Series;
"Margin" has the meaning given in the relevant Final Terms;
“Material Subsidiary” means, at any time, a Subsidiary of the Issuer whose total assets represent at least 5 per cent. of the consolidated total assets of the Group or whose total net sales represent at least 7.5 per cent. of the consolidated net sales of the Group and in relation to which the Issuer has, directly or indirectly, the power to direct its management and policies whether through the ownership of voting capital, by contract or otherwise. For this purpose:
(a) in the case of each Subsidiary, the calculation shall be made by comparing the total assets or, as the case may be, total net sales of that Subsidiary individually (and not on a consolidated basis) to those of the Group;
(b) assets or sales which arise from transactions between members of the Group and which would be eliminated in the consolidated financial statements of the Group shall be excluded;
(c) the total assets or total net sales of a Subsidiary shall be calculated by reference to:
(i) the accounts of that Subsidiary used for the purpose of the latest audited consolidated financial statements of the Group; or
(ii) if the company became a Subsidiary after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, its then latest audited accounts;
(d) the consolidated total assets or consolidated net sales of the Group shall be calculated by reference to the latest audited consolidated financial statements of the Group, adjusted as appropriate to reflect the total assets or total net sales of any company which has become or ceased to be a Subsidiary after the end of the financial period to which those accounts relate; and
(e) where a Material Subsidiary transfers all or substantially all of its assets to the Issuer or another Subsidiary, the transferor (if it is not the Holding Company of the transferee) shall cease to be a Material Subsidiary and (if the transferee is a Subsidiary but not a Material Subsidiary) the transferee shall become a Material Subsidiary;
“Payment Business Day” means any day which is:
(i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in (a) in the case of Notes in definitive form only, the relevant place of presentation, and (b) each Additional Financial Centre specified in the relevant Final Terms; and
(ii) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which T2 is open;
“Permitted Reorganisation” means (i) any merger, consolidation, amalgamation, reorganisation, transfer of all or substantially all of its business, assets or undertaking (by operation of law or by way of sale, contribution, lease, conveyance, demerger or otherwise), reconstruction or restructuring on a solvent basis of the Issuer or a Material Subsidiary, and in the case of the Issuer, pursuant to which the surviving or acquiring company (if not the Issuer) assumes all obligations of the Issuer under the Notes and the Trust Deed either expressly, by operation of law or by universal succession; or (ii) for the purposes of or in connection with, and followed by, a substitution of the relevant entity pursuant to and in accordance with Condition 14.5 (Substitution);

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;
“Principal Financial Centre” means, in relation to any currency, the principal financial centre for that currency; provided, however, that:
(i) in relation to euro, it means the principal financial centre of such Member State of the European Union as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Principal Paying Agent; and
(ii) in relation to Australian dollars or New Zealand dollars, it means either Sydney or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Principal Paying Agent;
“Rate of Interest” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms;
“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Make-Whole Redemption Amount, the Residual Call Early Redemption Amount, or such other amount in the nature of a redemption amount as may be specified in the relevant Final Terms;
“Reference Banks” means four major banks selected by the Issuer in the market that is most closely connected with the Reference Rate;
“Reference Rate” means EURIBOR, SONIA, SOFR or €STR as specified in the relevant Final Terms in respect of the currency and period specified in the relevant Final Terms. Other than in the case of U.S. dollar- denominated floating rate Notes for which the “Reference Rate” is specified in the relevant Final Terms as being SOFR, the term Reference Rate shall, following the occurrence of a Benchmark Event under Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), include any Successor Rate or Alternative Reference Rate and shall, if a Benchmark Event should occur subsequently in respect of any such Successor Rate or Alternative Reference Rate, also include any further Successor Rate or further Alternative Reference Rate.
“Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 13 (Notices).
“Relevant Indebtedness” means any indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other debt security which is, or is intended to be, listed, quoted or traded on any stock exchange or on any other recognised securities market (including, without limitation, any over-the-counter securities market);
“Relevant Jurisdiction” means the Netherlands or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer becomes subject by reason of its tax residence in respect of payments made by or on behalf of it of principal and interest on the Notes and Coupons;
“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, Reuters or Bloomberg) specified as the Relevant Screen Page in the relevant Final Terms, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;
“Specified Currency” means the relevant currency as specified in the relevant Final Terms;
“Specified Denomination” means such denominations as specified in the relevant Final Terms;
“specified office” has the meaning given in the Agency Agreement;
“Specified Period” means each period specified as such in the relevant Final Terms;
“Subsidiary” means a consolidated entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting rights or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise;
“Sub-Unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.;
“Talon” means a talon for further Coupons; and
“Zero Coupon Note” means a Note specified as such in the relevant Final Terms.
1.2 Interpretation
In these Conditions:
(i) if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;
(ii) if Talons are specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;
(iii) if Talons are not specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Talons are not applicable;

(iv) any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 8 (Taxation) or any undertakings given in addition to or in substitution for that Condition, any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;
(v) any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 8 (Taxation) or any undertakings given in addition to or in substitution for that Condition and any other amount in the nature of interest payable pursuant to these Conditions;
(vi) references to Notes being “outstanding” shall be construed in accordance with the Trust Deed;
(vii) if an expression is stated in Condition 1.1 (Definitions) to have the meaning given in the relevant Final Terms, but the relevant Final Terms give no such meaning or specify that such expression is “not applicable” then such expression is not applicable to the Notes; and
(viii) Any reference in these Conditions to any legislation (whether primary legislation or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.
2. Form, Denomination and title
The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and in the Specified Denomination(s) and, if interest-bearing (in the case of definitive Notes), with Coupons and, if specified in the relevant Final Terms, Talons attached at the time of issue. In the case of a Series of Notes with more than one Specified Denomination, Notes of one Specified Denomination will not be exchangeable for Notes of another Specified Denomination. Subject as set out below, title to the Notes and the Coupons will pass by delivery. The Issuer, the Paying Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) for all purposes and shall not be liable to any Person for so treating such bearer, but in the case of a Note in global form (a “Global Note”) without prejudice to the provisions set out in the next succeeding paragraph.
For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream, Luxembourg”), each Person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any Person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Paying Agents and the Trustee as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such principal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, any Paying Agent and the Trustee as the holder of such principal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. In determining whether a particular Person is entitled to a particular principal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned. Payment in respect of Notes represented by a Global Note will only be made in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.
Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be.
References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the relevant Final Terms or as may otherwise be approved by the Issuer, the Paying Agents and the Trustee.
3.Status
The Notes and the Coupons are direct, unconditional and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the Issuer and (subject as aforesaid) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.
4.Negative Pledge
So long as any Note remains outstanding (as defined in the Trust Deed), the Issuer shall not create or permit to subsist any mortgage, charge, pledge, lien or other security interest upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness (as defined below) or any guarantee of Relevant Indebtedness, without:
(a) at the same time or prior thereto ensuring that the Issuer’s obligations under the Notes are secured equally and rateably therewith to the satisfaction of the Trustee; or
(b) providing such other guarantee or other arrangement (whether or not comprising security) as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Noteholders or as may be approved by an Extraordinary Resolution (as defined in the Trust Deed).
5. Interest
5.1 Fixed Rate Note Provisions
(a) Application

This Condition 5.1 (Fixed Rate Note Provisions) is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Final Terms as being applicable.
(b) Accrual of interest
The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject to Condition 6 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 5.1 (Fixed Rate Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or as the case may be the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).
(c) Fixed Coupon Amount and Broken Amount
If the Notes are in definitive form, except as provided in the relevant Final Terms, the amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount. If the Notes are in definitive form, if so specified in the relevant Final Terms, the amount of interest payable on any Interest Payment Date shall be the Broken Amount so specified. The amount of interest payable shall be the product of the Fixed Coupon Amount or, as the case may be, the Broken Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination.
(d) Calculation of Interest Amount
Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or an applicable Broken Amount is specified in the relevant Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:
(i) in the case of Notes which are represented by a Global Note, the aggregate outstanding principal amount of the Fixed Rate Notes represented by such Global Note; or
(ii) in the case of Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such product by the applicable Day Count Fraction, and rounding the resultant figure to the nearest Sub-Unit of the relevant Specified Currency, half of any such Sub-Unit being rounded upwards or otherwise in accordance with applicable market convention. The amount of interest payable shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.
“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5.1 (Fixed Rate Note Provisions):
(i) if “Actual/Actual (ICMA)” is specified in the relevant Final Terms:
(A) in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (I) the number of days in such Determination Period and (II) the number of Interest Determination Dates (as specified in the relevant Final Terms) that would occur in one calendar year; or
(B) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Determination Dates that would occur in one calendar year; and
(2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Determination Dates that would occur in one calendar year; and
(ii) if “30/360” is specified in the relevant Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.
5.2 Floating Rate Note Provisions
(a) Application
This Condition 5.2 (Floating Rate Note Provisions) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable.
(b) Accrual of interest

The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 6 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 5.2 (Floating Rate Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or as the case may be the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).
(c) Screen Rate Determination
If Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be (other than in respect of Notes for which SONIA, SOFR and/or €STR is specified as the Reference Rate in the relevant Final Terms) determined, subject to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), by the Calculation Agent on the following basis:
(i) if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;
(ii) if Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Calculation Agent by straight-line linear interpolation by reference to two rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date, where:
(A) one rate shall be determined as if the relevant Interest Period were the period of time for which rates are available next shorter than the length of the relevant Interest Period; and
(B) the other rate shall be determined as if the relevant Interest Period were the period of time for which rates are available next longer than the length of the relevant Interest Period; provided, however, that if no rate is available for a period of time next shorter or, as the case may be, next longer than the length of the relevant Interest Period, then Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate;
in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;
(iii) if, in the case of (i) above, such rate does not appear on that page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Issuer will:
(A) request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre inter-bank market in an amount that is representative for a single transaction in that market at that time; and
(B) provide such quotations to the Calculation Agent who shall determine the arithmetic mean of such quotations; and
(iv) if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Principal Paying Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, requested and selected by the Issuer, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin (as specified in the Final Terms) and the rate or (as the case may be) the arithmetic mean so determined; provided, however, that if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of the preceding Interest Period.
(d) ISDA Determination
If ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where:
“ISDA Rate” in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent (as defined in the ISDA Definitions) for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:
(i) the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Final Terms;
(ii) the Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Final Terms;
(iii) the relevant Reset Date (as defined in the ISDA Definitions) is either (A) the first day of that Interest Period or (B) in any other case, as specified in the relevant Final Terms;
(iv) if applicable, the “Applicable Benchmark”, “Fixing Day”, “Fixing Time” and/or any other items specified in the relevant Final Terms are as specified in the relevant Final Terms; and

(v) if Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Calculation Agent by straight-line linear interpolation by reference to two rates based on the relevant Floating Rate Option, where:
(A) one rate shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period; and
(B) the other rate shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period; provided, however, that if there is no rate available for a period of time next shorter than the length of the relevant Interest Period or, as the case may be, next longer than the length of the relevant Interest Period, then the Rate of Interest for such Interest Period shall be calculated as if Linear Interpolation were not applicable.
(e) Interest – Floating Rate Notes referencing SONIA
(i) This Condition 2(e) (Interest – Floating Rate Notes referencing SONIA) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable and the “Reference Rate” is specified in the relevant Final Terms as being “SONIA”. Where “SONIA” is specified as the Reference Rate in the Final Terms, the Rate of Interest for each Interest Period will, subject as provided below, be Compounded Daily SONIA plus or minus (as specified in the relevant Final Terms) the Margin, all as determined by the Calculation Agent.
For the purposes of this Condition 5.2(e) (Interest – Floating Rate Notes referencing SONIA):
“Compounded Daily SONIA”, with respect to an Interest Period, will be calculated by the Calculation Agent on each Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards:

[	do	(			)		]
	∏		1+	SONIAi-pLBD x ni		-1		x	365
				365					d
	i=1

d” means the number of calendar days in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;
“do” means the number of London Banking Days in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;
“i” means a series of whole numbers from one to do, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;
to, and including, the last London Banking Day in such period;
“Interest Determination Date” means, in respect of any Interest Period, the date falling p London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” London Banking Days prior to such earlier date, if any, on which the Notes are due and payable).
“London Banking Day” or “LBD” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;
“ni” for any London Banking Day “i”, in the relevant Interest Period or Observation Period (as applicable) is the number of calendar days from, and including, such London Banking Day “i” up to, but excluding, the following London Banking Day;
“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling “p” London Banking Days prior to the first day of such Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) and ending on, but excluding, the date which is “p” London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” London Banking Days prior to such earlier date, if any, on which the Notes become due and payable);
“p” for any Interest Period or Observation Period (as applicable), means the number of London Banking Days specified as the “Lag Period” or the “Observation Shift Period” (as applicable) in the relevant Final Terms;
“SONIA Reference Rate” means, in respect of any London Banking Day, a reference rate equal to the daily Sterling Overnight Index Average (“SONIA”) rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or if the Relevant Screen Page is unavailable, as otherwise is published by such authorised distributors) on the London Banking Day immediately following such London Banking Day; and
“SONIAi” means the SONIA Reference Rate for:

(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the London Banking Day falling “p” London Banking Days prior to the relevant London Banking Day “i”; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms; the relevant London Banking Day “i”;
For the avoidance of doubt, the formula for the calculation of Compounded Daily SONIA only compounds the SONIA Reference Rate in respect of any London Banking Day. The SONIA Reference Rate applied to a day that is a non-London Banking Day will be taken by applying the SONIA Reference Rate for the previous London Banking Day but without compounding.
(ii) If, in respect of any London Banking Day in the relevant Interest Period or Observation Period (as applicable), the SONIA Reference Rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, such SONIA Reference Rate shall, subject to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), be:
(A) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at close of business on the relevant London Banking Day; plus (B) the mean of the spread of the SONIA Reference Rate to the Bank Rate over the previous five London Banking Days on which a SONIA Reference Rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the Bank Rate; or
(B) if the Bank Rate is not published by the Bank of England at close of business on the relevant London Banking Day, the SONIA Reference Rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day on which the SONIA Reference Rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors).
(ii) Subject to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 5.2(e) (Interest – Floating Rate Notes referencing SONIA), the Issuer shall give notice thereof to the Agents, the Trustee and the Noteholders in accordance with Condition 13 (Notices) no later than the Determination Cut-off Date and the Rate of Interest shall be (A) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (B) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period), in each case as determined by the Calculation Agent.
(f) Interest – Floating Rate Notes referencing SOFR
(i) This Condition 2(f) (Interest – Floating Rate Notes referencing SOFR) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable and the “Reference Rate” is specified in the relevant Final Terms as being “SOFR”. Where “SOFR” is specified as the Reference Rate in the Final Terms, the Rate of Interest for each Interest Period will, subject as provided below, be the Benchmark plus or minus (as specified in the relevant Final Terms) the Margin, all as determined by the Calculation Agent on each Interest Determination Date.
For the purposes of this Condition 5.2(f) (Interest – Floating Rate Notes referencing SOFR):
“Benchmark” means Compounded SOFR, which is a compounded average of daily SOFR, as determined for each Interest Period in accordance with the specific formula and other provisions set out in this Condition 5.2(f) (Interest – Floating Rate Notes referencing SOFR).
DailySOFRrateswillnotbepublishedinrespectofanydaythatisnotaU.S.GovernmentSecurities Business Day, such as a Saturday, Sunday or holiday. For this reason, in determining Compounded SOFR in accordance with the specific formula and other provisions set forth herein, the daily SOFR rate for any U.S. Government Securities Business Day that immediately precedes one or more days that are not U.S. Government Securities Business Days will be multiplied by the number of calendar days from and including such U.S. Government Securities Business Day to, but excluding, the following U.S. Government Securities Business Day.
If the Issuer determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of Compounded SOFR (or the daily SOFR used in the calculation hereof) prior to the relevant SOFR Determination Time, then the provisions under Condition 5.2(f)(i) to (iv) below will apply.
“Business Day” means any weekday that is a U.S. Government Securities Business Day and is not a legal holiday in New York and each (if any) Additional Business Centre(s) and is not a date on which banking institutions in those cities are authorised or required by law or regulation to be closed;
“Compounded SOFR” with respect to any Interest Period, means the rate of return of a daily compound interest investment computed in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards to 0.00001):

[	do	(			)		]
	∏		1+	SOFRi x ni		-1		x	360
				360					d
	i=1

“d” is the number of calendar days in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or

(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period.
“do” is the number of U.S. Government Securities Business Days in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period.
“i” is a series of whole numbers from one to “do”, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period, to and including the last US Government Securities Business Day in such period;
“Interest Determination Date” means, in respect of any Interest Period, the date falling “p” U.S. Government Securities Business Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” U.S. Government Securities Business Days prior to such earlier date, if any, on which the Notes are due and payable);
“ni” for any U.S. Government Securities Business Day “i” in the relevant Interest Period or Observation Period (as applicable), is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);
“Observation Period” in respect of an Interest Period means the period from, and including, the date falling “p” U.S. Government Securities Business Days preceding the first day in such Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) to, but excluding, the date falling “p” U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or the date falling “p” U.S. Government Securities Business Days prior to such earlier date, if any, on which the Notes become due and payable);
“p” for any Interest Period or Observation Period (as applicable) means the number of U.S. Government Securities Business Days specified as the “Lag Period” or the “Observation Shift Period” (as applicable) in the relevant Final Terms;
“SOFR” with respect to any U.S. Government Securities Business Day, means:
(i) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or
(ii) Subject to Condition 5.2(f)(ii) below, if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;
“SOFRi” means the SOFR for:
(i) where “Lag” is specified as the Observation Method in the applicable Final Terms, the S. Government Securities Business Day falling “p” U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant U.S. Government Securities Business Day “i”; and
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(ii) If the Issuer or, at the Issuer’s request, the Independent Adviser determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time. If the Issuer exercises its right to make Benchmark Replacement Conforming Changes at any time, at the request and expense of the Issuer, but subject to receipt by the Trustee and the Paying Agents of a certificate signed by two Authorised Signatories of the Issuer pursuant to the below, the Trustee, without any requirement for the consent or approval of the Noteholders, and the Paying Agents shall concur with the Issuer in effecting any Benchmark Replacement Conforming Changes required to these Conditions, the Trust Deed and/or the Agency Agreement (regardless of whether or not the effecting of such Benchmark Replacement Conforming Changes would constitute a Basic Terms Modification (as defined in the Trust Deed) or one or more provisos under Condition 14 (Meetings of Noteholders, Modification, Waiver, Authorisation and Determination, Substitution) and neither the Trustee nor the Paying Agents shall be liable to any party for any consequences thereof. Notwithstanding the above, neither the Trustee nor the Paying Agents shall be obliged so to concur if in its reasonable opinion doing so would have the effect of (i) imposing more onerous obligations upon it or exposing it to any additional duties, responsibilities or liabilities or reducing or amending the rights and/or protective provisions afforded to it in these Conditions, the Trust Deed or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or agency agreement) in any way or (ii) exposing the Trustee to any liabilities against which it has not been indemnified and/or prefunded and/or secured to their satisfaction.
Any determination, decision or election that may be made by the Issuer or the Independent Adviser, as the case may be pursuant to this section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding absent manifest error; (ii) if made by the Issuer, will be made in the sole discretion of the Issuer; and (iii) if made by the Independent Adviser, will be made after consultation with the Issuer and the Independent Adviser will not make any such determination, decision or election to which the Issuer reasonably objects; and (iv) notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other
For the purposes of this Condition 5.2(f)(ii):
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Issuer determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or the Independent Adviser, as the case may be, as of the Benchmark Replacement Date:
(i) the sum of: (A) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (B) the Benchmark Replacement Adjustment;
(ii) the sum of: (A) the ISDA Fallback Rate and (B) the Benchmark Replacement Adjustment; or
(iii) the sum of: (A) the alternate rate of interest that has been selected by the Issuer or the Independent Adviser, as the case may be, as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (B) the Benchmark Replacement Adjustment;
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or the Independent Adviser, as the case may be, as of the Benchmark Replacement Date:
(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or the Independent Adviser, as the case may be, giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer or the Independent Adviser, as the case may be, decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or the Independent Adviser, as the case may be, decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or the Independent Adviser, as the case may be, determines is reasonably necessary);
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(ii) in the case of clause (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination;
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(i) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark;
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (ii) if the Benchmark is not Compounded SOFR, the time determined by the Issuer or the Independent Adviser, as the case may be, after giving effect to the Benchmark Replacement Conforming Changes;
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(iii) Any Benchmark Replacement, Benchmark Replacement Adjustment and the specific terms of any Benchmark Replacement Conforming Changes, determined under Condition 5.2(f)(ii) above will be notified promptly, but in any event no later than the Determination Cut-off Date (as defined below), by the Issuer to the Trustee, the Paying Agents and, in accordance with Condition 13 (Notices), the Noteholders. Such notice shall be irrevocable and shall specify the effective date on which such changes take effect.
No later than notifying the Trustee and the Paying Agents of the same, the Issuer shall deliver to the Trustee and the Paying Agents a certificate signed by two Authorised Signatories of the Issuer:
(A) confirming (x) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, (y) the relevant Benchmark Replacement and, (z) where applicable, any Benchmark Replacement Adjustment and/or the specific terms of any relevant Benchmark Replacement Conforming Changes, in each case as determined in accordance with the provisions of this Condition 5.2(f)(ii); and
(B) certifying that the relevant Benchmark Replacement Conforming Changes are necessary to ensure the proper operation of such Benchmark Replacement and/or Benchmark Replacement Adjustment.
The Trustee and the Paying Agents shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Benchmark Replacement and the Benchmark Replacement Conforming Changes (if any) specified in such certificate will (in the absence of manifest error and without prejudice to the Trustee’s or the Paying Agent’s ability to rely on such certificate as aforesaid) be binding on the Trustee, the Paying Agents and the Noteholders.

(iv) If the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 5.2(f) (Interest – Floating Rate Notes referencing SOFR), the Issuer shall give notice thereof to the Agents, the Trustee and the Noteholders in accordance with Condition 13 (Notices) no later than the Determination Cut-off Date and the Rate of Interest shall be (A) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (B) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).
(g) Interest – Floating Rate Notes referencing €STR
(i) This Condition 5.2(g) (Interest – Floating Rate Notes referencing €STR) is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable and the “Reference Rate” is specified in the relevant Final Terms as being “€STR”. Where “€STR” is specified as the Reference Rate in the Final Terms, the Rate of Interest for each Interest Period will, subject as provided below, be Compounded Daily €STR plus or minus (as specified in the relevant Final Terms) the Margin, all as determined by the Calculation Agent on each Interest Determination Date.
For the purposes of this Condition 5.2(g) (Interest – Floating Rate Notes referencing €STR):
“Compounded Daily €STR” means, with respect to any Interest Period, the rate of return of a daily compound interest investment (with the daily euro short-term rate as reference rate for the calculation of interest) as calculated by the Calculation Agent as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

[	do	(			)		]
	∏		1+	€STRi x ni		-1		x	D
				D					d
	i=1

where:
“d” means the number of calendar days in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;
“D” means the number specified as such in the relevant Final Terms (or, if no such number is specified, 360);
“do” means the number of TARGET Settlement Days in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;
the “€STR reference rate”, in respect of any TARGET Settlement Day, is a reference rate equal to the daily euro short-term rate (“€STR”) for such TARGET Settlement Day as provided by the European Central Bank as the administrator of €STR (or any successor administrator of such rate) on the website of the European Central Bank (or, if no longer published on its website, as otherwise published by it or provided by it to authorised distributors and as then published on the Relevant Screen Page or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) on the TARGET Settlement Day immediately following such TARGET Settlement Day (in each case, at the time specified by, or determined in accordance with, the applicable methodology, policies or guidelines, of the European Central Bank or the successor administrator of such rate);
“€STRi” means the €STR reference rate for:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the TARGET Settlement Day falling “p” TARGET Settlement Days prior to the relevant TARGET Settlement Day “i”; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant TARGET Settlement Day “i”.
“i” is a series of whole numbers from one to “do”, each representing the relevant TARGET Settlement Day in chronological order from, and including, the first TARGET Settlement Day in:
(i) where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Period; or
(ii) where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;
to, and including, the last TARGET Settlement Day in such period;
“ni” for any TARGET Settlement Day “i” in the relevant Interest Period or Observation Period (as applicable), means the number of calendar days from (and including) such TARGET Settlement Day “i” up to (but excluding) the following TARGET Settlement Day;

“Observation Period” means, in respect of any Interest Period, the period from (and including) the date falling “p” TARGET Settlement Days prior to the first day of the relevant Interest Period (and the final Interest Period shall begin on and include the Interest Commencement Date) to (but excluding) the date falling “p” TARGET Settlement Days prior to (A) (in the case of an Interest Period) the Interest Payment Date for such Interest Period or (B) such earlier date, if any, on which the Notes become due and payable;
“p” for any latest Interest Period or Observation Period (as applicable), means the number of TARGET Settlement Days specified as the “Lag Period” or the “Observation Shift Period” (as applicable) in the relevant Final Terms; and
“Target Settlement Day” means a day on which T2, is operating credit or transfer instructions in respect of payments in euro.
(ii) Subject to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), if, where any Rate of Interest is to be calculated pursuant to the foregoing provisions of this Condition 5.2(g) (Interest – Floating Rate Notes referencing €STR), in respect of any TARGET Settlement Day in respect of which an applicable €STR reference rate is required to be determined, such €STR reference rate is not made available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, then the €STR reference rate in respect of such TARGET Settlement Day shall be the €STR reference rate for the first preceding TARGET Settlement Day in respect of which €STR reference rate was published by the European Central Bank on its website, as determined by the Calculation Agent.
(iii) Subject to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 5.2(g) (Interest – Floating Rate Notes referencing €STR), the Rate of Interest shall be (A) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (B) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).
(h) Maximum or Minimum Rate of Interest
If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.
(i) Calculation of Interest Amount
The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period by applying the Rate of Interest to:
(A) in the case of Notes which are represented by a Global Note, the aggregate outstanding principal amount of the Notes represented by such Global Note; or
(B) in the case of Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest Sub-Unit of the relevant Specified Currency, half of any such Sub- Unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.
(j) Calculation of other amounts
If the relevant Final Terms specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Calculation Agent in the manner specified in the relevant Final Terms.
For the avoidance of doubt, in no event shall the Calculation Agent be responsible for determining any Successor Rate, Alternative Reference Rate, Adjustment Spread, Benchmark Replacement, Benchmark Replacement Adjustment or any Benchmark Replacement Conforming Changes. The Calculation Agent will be entitled to conclusively rely on any determinations made by the Issuer or the Independent Adviser and in the absence of fraud, negligence or bad faith, will have no liability for such actions taken at the direction of the Issuer or the Independent Adviser.
(k) Publication
Subject to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), the Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents and each listing authority and stock exchange (if any) by which the Notes have then been admitted to listing and/or trading as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Noteholders. The Calculation Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.
(l) Notifications

All notifications, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 5.2 (Floating Rate Note Provisions) by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer, the Trustee, the Paying Agents, the Noteholders and the Couponholders and no liability to any such Person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.
(m) Benchmark Discontinuation (Independent Adviser)
Notwithstanding the provisions of Condition 5.2 (Floating Rate Note Provisions) above, and other than in the case of a U.S. dollar-denominated floating rate Note for which the Reference Rate is specified in the relevant Final Terms as being “SOFR”, if the Issuer determines that a Benchmark Event has occurred when any Rate of Interest (or the relevant component part thereof) remains to be determined by such Reference Rate (the “Original Reference Rate”), then the following provisions shall apply:
(i) the Issuer shall notify the Calculation Agent and shall use reasonable endeavours to select and appoint, as soon as reasonably practicable, an Independent Adviser to determine (acting in good faith and in a commercially reasonable manner), no later than 5 Business Days prior to the relevant Interest Determination Date relating to the next succeeding Interest Period (the “Determination Cut-off Date”), a Successor Rate (as defined below) or, alternatively, if there is no Successor Rate, an Alternative Reference Rate (as defined below) for purposes of determining the Rate of Interest (or the relevant component part thereof) applicable to the Notes;
(ii) if a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) is determined in accordance with the preceding provisions, such Successor Rate or, failing which, an Alternative Reference Rate (as applicable) shall be the Reference Rate for each of the future Interest Periods (subject to the subsequent operation of, and to adjustment as provided in, this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)); provided, however, that if the Independent Adviser is unable to or does not determine a Successor Rate or an Alternative Reference Rate prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the preceding Interest Period (or alternatively, if there has not been a first Interest Payment Date, the rate of interest shall be the initial Rate of Interest) (subject, where applicable, to substituting the Margin or Maximum or Minimum Rate of Interest that applied to such preceding Interest Period for the Margin or Maximum or Minimum Rate of Interest that is to be applied to the relevant Interest Period); for the avoidance of doubt, the proviso in this sub-paragraph (ii) shall apply to the relevant Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, this Condition 2(m) (Benchmark Discontinuation (Independent Adviser));
(iii) if the Independent Adviser (in consultation with the Issuer) determines (acting in good faith and in a commercially reasonable manner) that an Adjustment Spread (as defined below) is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread;
(iv) if the Independent Adviser (in consultation with the Issuer) determines (acting in good faith and in a commercially reasonable manner) a Successor Rate or an Alternative Reference Rate (as applicable) and/or an Adjustment Spread in accordance with the above provisions, the Independent Adviser, may (acting in good faith and in a commercially reasonable manner) also specify changes to these Conditions, the Trust Deed, and/or the Agency Agreement, including but not limited to the Day Count Fraction, Relevant Screen Page, Business Day Convention, Business Days, Interest Determination Date, and/or the definition of Reference Rate applicable to the Notes, and the method for determining the fallback rate in relation to the Notes, which are necessary in order to ensure the proper operation of such Successor Rate or the Alternative Reference Rate (as applicable) and/or Adjustment Spread, which changes shall apply to the Notes for all future Interest Periods (subject to the subsequent operation of, and to adjustment as provided in, this Condition 2(m) (Benchmark Discontinuation (Independent Adviser)) (each of the changes described above, a “Benchmark Amendment” and together, the “Benchmark Amendments”). For the avoidance of doubt, at the request and expense of the Issuer and subject to receipt by the Trustee and the Paying Agents of a certificate signed by two Authorised Signatories of the Issuer pursuant to sub-paragraph (v) below, the Trustee, without any requirement for the consent or approval of the Noteholders, and the Paying Agents shall concur with the Issuer in effecting any Benchmark Amendments to the Trust Deed, the Agency Agreement and these Conditions as the Issuer determines and certifies to the Trustee and the Paying Agents are required to be made in order to give effect to this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) regardless of whether or not giving effect to such Benchmark Amendments would constitute a Basic Terms Modification (as defined in the Trust Deed) or one or more provisos under Condition 14 (Meetings of Noteholders, Modification, Waiver, Authorisation and Determination, Substitution), provided, however, that neither the Trustee nor the Paying Agents (as applicable) shall be obliged so to concur if in the opinion of the Trustee and/or the Paying Agents (as applicable), doing so would (i) impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee and/or the Paying Agents (as applicable) in these Conditions, the Trust Deed (including, for the avoidance of doubt, any supplemental trust deed) or the Agency Agreement or (ii) expose the Trustee and/or the Paying Agents (as applicable) to any additional liabilities against which it has not been indemnified and/or secured and/or prefunded to its satisfaction. Noteholder approval or consent shall not be required in connection with effecting the Successor Rate or Alternative Reference Rate (as applicable), any Adjustment Spread or such other changes, including for the execution of any documents or other steps by the Trustee or Paying Agents (if required);
(v) the Issuer shall promptly, but in any event no later than the Determination Cut-Off Date, following the determination of any Successor Rate or Alternative Reference Rate (as applicable) or Adjustment Spread, give notice thereof and of any changes pursuant to sub-paragraph (iv) above to the Trustee, the Paying Agents and the Noteholders in accordance with Condition 13 (Notices), which shall specify the effective date(s) for such Successor Rate or Alternative Reference Rate or Adjustment Spread (as applicable) and any Benchmark Amendments required to be made to these Conditions, the Trust Deed and/or the Agency Agreement. No later than notifying the Trustee and the Paying Agents of the same, which shall not be less than the Determination Cut-Off Date, the Issuer shall deliver to the Trustee and the Paying Agent a certificate signed by two Authorised Signatories (as defined in the Trust Deed) of the Issuer:

(A) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, Alternative Reference Rate and (iii) where applicable, any Adjustment Spread and/or the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provision of this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)); and
(B) certifying that the Benchmark Amendments are necessary to ensure the proper operation of such Successor Rate, Alternative Reference Rate, and/or any Adjustment Spread, as the case may be.
The Trustee and the Paying Agents shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Reference Rate (as applicable), the Adjustment Spread (if any), and the Benchmark Amendments (if any) determined in accordance with this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) and specified in such certificate will (in the absence of manifest error or negligence in the determination of the Successor Rate or Alternative Reference Rate (as applicable), the Adjustment Spread (if any) and the Benchmark Amendments (if any) and without prejudice to the Trustee’s and/or the Principal Paying Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Paying Agents and the Noteholders;
(vi) an Independent Adviser appointed pursuant to this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) shall act in good faith and in a commercially reasonable manner and in consultation with the Issuer and (in the absence of bad faith, fraud or negligence) shall have no liability whatsoever to the Trustee, the Paying Agents or the Noteholders for any determination made by it pursuant to this Condition 2(m) (Benchmark Discontinuation (Independent Adviser)); and
(vii) Calculation Agent: notwithstanding any other provision of this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), if following the determination of any Successor Rate, Alternative Reference Rate, Adjustment Spread or Benchmark Amendments, in the Calculation Agent’s opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)), the Calculation Agent shall promptly notify the Issuer thereof and the Issuer shall direct the Calculation Agent in writing as to which alternative course of action to If the Calculation Agent is not promptly provided with such direction, or is otherwise unable (other than due to its own gross negligence, wilful default, or fraud) to make such calculation or determination for any reason it shall notify the Issuer thereof and the Calculation Agent shall be under no obligation to make such calculation or determination and (in the absence of such gross negligence, wilful default, or fraud) shall not incur any liability for not doing so.
For the purposes of this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)):
“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with the Issuer), determines (acting in good faith and in a commercially reasonable manner) is required to be applied to the relevant Successor Rate or the relevant Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Noteholders and Couponholders as a result of the replacement of the Reference Rate with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:
(i) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Reference Rate with the Successor Rate by any Relevant Nominating Body; or
(ii) in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with the Issuer) determines (acting in good faith and in a commercially reasonable manner) is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Reference Rate where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or
•(iii) if no such customary market usage is recognised or acknowledged, the Independent Adviser (in consultation with the Issuer) in its discretion determines (acting in good faith and in a commercially reasonable manner) to be appropriate;
“Alternative Reference Rate” means the rate (and related alternative screen page or source, if available) that the Independent Adviser determines in accordance with this Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) has replaced the Original Reference Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) in respect of notes denominated in the Specified Currency and of a comparable duration to the relevant Interest Period or, if the Independent Adviser determines that there is no such rate, such other rate as the Independent Adviser determines in its discretion (acting in good faith and in a commercially reasonable manner) is most comparable to the Original Reference Rate;
“Benchmark Event” means:
(i) the Original Reference Rate ceasing to be published on the Relevant Screen Page for a period of at least 5 Business Days or ceasing to exist; or
(ii) a public statement by the administrator of the Original Reference Rate that it will, by a specified date within the following six months, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or
(iii) a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will, by a specified date within the following six months, be permanently or indefinitely discontinued; or
(iv) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case by a specified date within the following six months; or

(v) a public statement by the supervisor of the administrator of the Original Reference Rate that, in the view of such supervisor, the Original Reference Rate is no longer representative of an underlying market; or
(vi) it has become unlawful for the Calculation Agent or the Issuer to calculate any payments due to be made to any Noteholder using the Original Reference Rate.
in each case, as determined by the Issuer or, in the case of sub-paragraph (vi) above, the relevant party, and notwithstanding the sub-paragraphs above, where the relevant Benchmark Event is a public statement within sub-paragraphs (ii), (iii) or (iv) above and the specified date in the public statement is more than six months after the date of that public statement, the Benchmark Event shall not be deemed to occur until the date falling six months prior to such specified date.
“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser with appropriate expertise in the international debt capital markets, in each case selected and appointed by the Issuer at its own expense;
“Relevant Nominating Body” means, in respect of a reference rate or screen rate (as applicable):
(a) the central bank, reserve bank, monetary authority or any similar institution for the currency to which the reference rate or screen page (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the reference rate or screen page (as applicable); or
(b) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of
(i) the central bank, reserve bank, monetary authority or any similar institution for the currency to which the reference rate or screen rate (as applicable) relates,
(ii) any central bank or other supervisory authority which is responsible for supervising the administrator of the reference rate or screen rate (as applicable),
(iii) a group of the aforementioned central banks or other supervisory authorities, or
(iv) the International Swaps and Derivatives Association, or any part thereof, or
(v) the Financial Stability Board or any part thereof; and
“Successor Rate” means the rate (and related alternative screen page or source, if available) that the Independent Adviser determines is a successor to or replacement of the Reference Rate which is formally recommended by any Relevant Nominating Body.
5.3 Zero Coupon Note Provisions
(a) Application
This Condition 5.3 (Zero Coupon Note Provisions) is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Final Terms as being applicable.
(b) Late payment on Zero Coupon Notes
If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:
(i) the Reference Price; and
(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or as the case may be the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).
5.4 Sustainability-Linked Notes:
This Condition 5.4 (Sustainability-Linked Notes) applies to Notes in respect of which the relevant Final Terms indicate that the Sustainability-Linked Note provisions are applicable, in which case the relevant Final Terms shall specify whether a Step Up Option, a Step Down Option and/or a Redemption Premium Option is applicable (the “Sustainability-Linked Notes”).
(a) Step Up Option
Where the Step Up Option is specified as being applicable in the relevant Final Terms and a Step Up Trigger Event occurs, the Rate of Interest or the applicable Margin, in the case of Floating Rate Notes, shall be increased by the Step Up Margin(s) specified in the relevant Final Terms (the Rate of Interest or, in the case of Floating Rate Notes, the applicable Margin as so adjusted, the “Adjusted Rate of Interest”).
The Adjusted Rate of Interest shall apply as from (and including) the first day of the Interest Period commencing immediately following the date of occurrence of the relevant Step Up Trigger Event until the earlier of (a) the first day of the Interest Period commencing immediately following the occurrence of a Step Down Trigger Event (provided in Condition 5.4(b) below), if any, or (b) the date of redemption of the Sustainability-Linked Notes.

For the avoidance of doubt, an increase in the Rate of Interest (or the applicable Margin, in the case of Floating Rate Notes) may occur no more than once in respect of any Series of Sustainability- Linked Notes as a result of the relevant Step Up Trigger Event specified in the Final Terms. However, if so specified in the relevant Final Terms, a Series of Sustainability-Linked Notes may have one or more additional Step Up Margin(s) where more than one Step Up Trigger Event is specified in the Final Terms, in which case the Rate of Interest (or the applicable Margin, in the case of Floating Rate Notes) may be increased more than once during the term of the Sustainability- Linked Notes.
(b) Step Down Option
Where the Step Down Option is specified as being applicable in the relevant Final Terms and a Step Down Trigger Event occurs following the corresponding Step Up Trigger Event, the Adjusted Rate of Interest shall be decreased by the Step Down Margin(s) specified in the relevant Final Terms and such decrease shall apply as from (and including) the first day of the Interest Period commencing immediately following the date of occurrence of the relevant Step Down Trigger Event and until the earlier of (a) the first day of the Interest Period commencing immediately following the date of occurrence of a new Step Up Trigger Event, if any, or (b) the date of redemption of the Sustainability-Linked Notes.
For the avoidance of doubt, the Step Down Trigger Event will correspond to the equivalent Step Up Trigger Event specified in the relevant Final Terms and any decrease to the Adjusted Rate of Interest may occur no more than once in respect of any Series of Sustainability-Linked Notes as a result of the relevant Step Down Trigger Event specified in the Final Terms. However, if a Series of Sustainability-Linked Notes has more than one Step Up Trigger Event specified in the relevant Final Terms, the relevant Final Terms may also specify more than one Step Down Trigger Event, in which case the Adjusted Rate of Interest may be decreased by the applicable Step Down Margin more than once during the term of the Sustainability-Linked Notes, provided that any such Adjusted Rate of Interest applicable in respect of any Interest Period shall not be lower than the Initial Rate of Interest (or the initial Margin, in the case of Floating Rate Notes) for such Series of Sustainability-Linked Notes.
(c) Redemption Premium Option
Where the Redemption Premium Option is specified as being applicable in the relevant Final Terms, if a Redemption Premium Trigger Event occurs, the Sustainability-Linked Notes shall be redeemed on their Maturity Date or, as the case may be, early redeemed in accordance with Conditions 7.2 (Redemption for Taxation Reasons), 7.3 (Redemption at the option of the Issuer), 7.5 (Redemption at the option of the Holders upon a Change of Control Put Event) or 10 (Events of Default) on the date set for redemption, at their Adjusted Final Redemption Amount.
The “Adjusted Final Redemption Amount” will be equal to the sum of the Final Redemption Amount (or, as the case may be, the Redemption Amount), and the applicable Redemption Premium Amount, in each case as specified in the relevant Final Terms.
In the case where a Series of Sustainability-Linked Notes has more than one Redemption Premium Trigger Event, as specified in the Final Terms, the Final Redemption Amount (or as the case may be, the Redemption Amount) may include more than one Redemption Premium Amount.
(d) Notification of Step Up Trigger Event, Step Down Trigger Event or Redemption Premium Trigger Event
If a Step Up Trigger Event, a Step Down Trigger Event or a Redemption Premium Trigger Event occurs, the Issuer shall give notice of such Step Up Trigger Event, Step Down Trigger Event or Redemption Premium Trigger Event and the applicable Step Up Margin (in the case of a Step Up Trigger Event), the applicable Step Down Margin (in the case of a Step Down Trigger Event) and/or any applicable Redemption Premium Amount to the Trustee, the Principal Paying Agent and, in accordance with Condition 13 (Notices), the Noteholders as soon as reasonably practicable after the occurrence of such Step Up Trigger Event, Step Down Trigger Event or Redemption Premium Trigger Event, as the case may be, and in no event later than the date falling fifteen (15) Business Days prior to the Interest Payment Date following the relevant Target Observation Date, unless the Step Up Trigger Event, Step Down Trigger Event or Redemption Premium Trigger Event occurs within fifteen (15) Business Days prior to the Interest Payment Date in which case the notification will be made as soon as reasonably practicable after the occurrence of such Step Up Trigger Event, Step Down Trigger Event or Redemption Premium Trigger Event.
Neither the Trustee nor the Principal Paying Agent shall be obliged to monitor or inquire as to whether a Step Up Trigger Event, Step Down Trigger Event or Redemption Premium Trigger Event has occurred or have any liability in respect thereof and the Trustee and the Principal Paying Agent shall be entitled to rely absolutely on any notice given to it by the Issuer pursuant to this Condition 5.4(d) (Notification of Step Up Trigger Event, Step Down Trigger Event or Redemption Premium Trigger Event) without further enquiry or liability.
(e) Sustainability Reporting
(i) In respect of each Financial Year following the Issue Date of any Sustainability-Linked Notes and so long as any of the Sustainability-Linked Notes remain outstanding, the Issuer shall include in a dedicated section of its integrated annual report or publish on its website as a separate report or document:
(1) up-to-date information on the performance of the relevant Key Performance Indicator(s), including the Baseline where relevant to those Key Performance Indicators applicable to the outstanding Sustainability-Linked Notes (the “Sustainability-Linked Notes Progress Report”);
(2) an explanation of any Recalculation Event and any recalculation, redefinition, revision or replacement of the relevant Key Performance Indicator(s), the relevant Sustainability Performance Targets and/or the relevant Baseline resulting from such Recalculation Event, if applicable, together with the External Verifier Confirmation. Any such explanation of a Recalculation Event and External Verifier Confirmation may be included in the relevant Sustainability-Linked Notes Progress Report or published separately; and

(3) an assurance report issued by the External Verifier confirming the performance of the relevant Key Performance Indicator(s) included in the Sustainability- Linked Notes Progress Report (the “Assurance Report”).
The Sustainability-Linked Notes Progress Report, the explanation of any Recalculation Event and External Verifier Confirmation, where applicable, and the Assurance Report in respect of each Financial Year shall be published no later than the date of publication of the Issuer’s integrated annual report in respect of such Financial Year (where applicable) otherwise no later than the first anniversary of the Issue Date of the relevant Series of Sustainability-Linked Notes and thereafter on each subsequent anniversary of the Issue Date of the relevant Series of Sustainability-Linked Notes.
(ii) Following a Target Observation Date, the Issuer shall publish on its website a certificate issued by the External Verifier confirming whether or not the Issuer has achieved the relevant Sustainability Performance Target(s) as at such Target Observation Date (the “SPT Verification Assurance Certificate”).
The SPT Verification Assurance Certificate shall be published no later than the date falling six (6) months after such Target Observation Date.
(f) Absence of Event of Default
The occurrence of any Step Up Trigger Event, Step Down Trigger Event, Redemption Premium Trigger Event or the failure by the Issuer to publish any Sustainability-Linked Notes Progress Report, External Verifier Confirmation, Assurance Report or SPT Verification Assurance Certificate in accordance with Condition 5.4(e) (Sustainability Reporting) shall not constitute an Event of Default or a breach of the Issuer’s obligations under the Sustainability-Linked Notes.
(g) Recalculation
In the event of the occurrence of any of the following events between the Issue Date of a Series of Sustainability-Linked Notes and the relevant Target Observation Date(s) for that Series of Sustainability-Linked Notes:
(i) any change in the perimeter of the Group due to an acquisition, merger or demerger or other restructuring, an amalgamation, consolidation or other form of reorganisation with similar effect, a spin-off, a disposal or a sale of assets;
(ii) any change in, or any amendment to, any applicable laws, regulations, rules, guidelines and policies relating to the business of the Group, including any transition plan disclosure regulation;
(iii) any change to the methodology for calculation of any Key Performance Indicator(s) (including as outlined in the Issuer’s Corporate Emission and Accounting Methodology Scope 1 & 2, the Issuer’s Corporate Emission and Accounting Methodology Scope 3 and the Issuer’s Calculating Lives Improved Methodology, as well as any other relevant methodologies included on the Issuer’s website under the heading “Methodologies” at https://www.philips.com/a-w/about/environmental-social-governance/downloads.html) or Baseline(s) applicable to that Series of Sustainability-Linked Notes to reflect changes in the market practice, relevant market standards, updated assumptions or calculation methods or updated emissions factors; or
(iv) any change in the Issuer’s ability and autonomy to calculate any Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s), including without limitation as a result of data accessibility, data quality, data error or a number of cumulative errors that together are significant; or where the use of a proxy may be required such as, but without limitation an extrapolation of earlier reported emissions if a supplier is not providing the figures in time, which, individually or in aggregate, has a significant impact on the calculation of any Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s) applicable to the relevant Series of Sustainability-Linked Notes (each, a “Recalculation Event” and the date of occurrence of such event, the “Recalculation Date”), the relevant Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s) for that Series of Sustainability-Linked Notes may be recalculated, revised, redefined or replaced in good faith by the Issuer to reflect such change, provided that the External Verifier has independently confirmed (the “External Verifier Confirmation”) that the proposed revision is consistent with the Issuer’s sustainability strategy as described in the Sustainable Finance Framework, and in line with, or more ambitious than, the applicable level of ambition of the relevant Key Performance Indicator, Sustainability Performance Target or Baseline, taking into account the Recalculation Event.
As at the Recalculation Date, the updated Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s) shall replace the original Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s) and any reference to the original Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s) shall be deemed to be a reference to the updated Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s), it being understood that in the absence of the External Verifier Certificate the original Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s) shall continue to apply.
By subscribing or acquiring the Sustainability-Linked Notes, each Noteholder accepts and agrees not to be consulted in respect of any such changes made to Key Performance Indicator(s), Sustainability Performance Target(s) and/or Baseline(s) applicable to the relevant Series of Sustainability-Linked Notes and shall be deemed to have consented and to have irrevocably authorised the Issuer to make any such change without the prior consent of Noteholders. Any such change pursuant to this Condition 5.4(g) (Recalculation) shall be communicated as soon as reasonably practicable by the Issuer to the Trustee and the Principal Paying Agent and notified to the relevant Noteholders in accordance with Condition 13 (Notices).
(h) Definitions
In this Condition 5.4 (Sustainability-Linked Notes):
“Adjusted Final Redemption Amount” has the meaning given to it in Condition 5.4(c) (Redemption Premium Option);

“Adjusted Rate of Interest” has the meaning given to it in Condition 5.4(a) (Step Up Option); “Assurance Report” has the meaning given to it in Condition 5.4(e) (Sustainability Reporting);
“Baseline” means KPI 1 Absolute Scope 1 and 2 GHG Emissions Baseline, KPI 2 Absolute Scope 3 GHG Emissions Baseline, KPI 3 Circular Revenues Baseline, KPI 4 Lives Improved Baseline and/or KPI 5 Female Leadership Baseline;
“External Verifier” means the external verifier specified as such in the relevant Final Terms, or any other independent accounting or appraisal firm or other independent expert of internationally recognised standing appointed by the Issuer, in each case with the expertise necessary to perform the functions required to be performed by the External Verifier under these Conditions, as determined by the Issuer;
“External Verifier Confirmation” has the meaning given to it Condition 5.4(g) (Recalculation);
“Financial Year” means the period beginning on 1 January and ending on 31 December of each year;
“GHG” means greenhouse gases, being gases which absorb and emit radiation in the atmosphere contributing to the greenhouse effect including, among others, carbon dioxide (CO2) and methane (CH4);
“GHG Protocol” means the document titled “The Greenhouse Gas Protocol, A Corporate Accounting and Reporting Standard (Revised Edition)” published by the World Business Council for Sustainable Development and the World Resources Institute, as such document may be amended, supplemented or replaced at the relevant time;
“Initial Rate of Interest” means the initial Rate of Interest at the Issue Date, as specified in the Final Terms;
“Key Performance Indicator(s)” means KPI 1 Absolute Scope 1 and 2 GHG Emissions, KPI 2 Absolute Scope 3 GHG Emissions, KPI 3 Circular Revenues, KPI 4 Lives Improved and/or KPI 5 Female Leadership, as specified in the relevant Final Terms;
“KPI 1 Absolute Scope 1 and 2 GHG Emissions” means, in tonnes of carbon dioxide equivalent (tCO2e), the sum of:
(a) the direct greenhouse gas emissions from the Group’s own operations (“Scope 1 Emissions”), as defined by the GHG Protocol; and
(b) the indirect greenhouse gas emissions from the consumption of purchased electricity, heat, steam and cooling of the Group used in the Group’s operations (“Scope 2 Emissions”), as defined by the GHG Protocol, and as further described in the Sustainable Finance Framework, in each case in respect of any given Financial Year, calculated in good faith by the Issuer, reported by the Issuer and verified by an External Verifier in an Assurance Report published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 1 Absolute Scope 1 and 2 GHG Emissions Baseline” means 134,171 tCO2e, being the KPI 1 Absolute Scope 1 and 2 GHG Emissions for the Financial Year ended 31 December 2015, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 1 Absolute Scope 1 and 2 GHG Emissions Condition” means the condition that the KPI 1 Absolute Scope 1 and 2 GHG Emissions Reduction Percentage calculated at the relevant Target Observation Date, as shown in the Sustainability-Linked Notes Progress Report, is equal to or greater than the KPI 1 Absolute Scope 1 and 2 GHG Emissions Reduction Threshold;
“KPI 1 Absolute Scope 1 and 2 GHG Emissions Step Down Trigger Event” occurs if the KPI 1 Absolute Scope 1 and 2 GHG Emissions Condition is satisfied;
“KPI 1 Absolute Scope 1 and 2 GHG Emissions Step Up Trigger Event” occurs if the KPI 1 Absolute Scope 1 and 2 GHG Emissions Condition is not satisfied;
“KPI 1 Absolute Scope 1 and 2 GHG Emissions Redemption Premium Trigger Event” occurs if the KPI 1 Absolute Scope 1 and 2 GHG Emissions Condition is not satisfied;
“KPI 1 Absolute Scope 1 and 2 GHG Emissions Reduction Percentage” means, in respect of any Financial Year, the percentage (rounded up to the nearest whole number, with 0.5 rounded upwards) by which the KPI 1 Absolute Scope 1 and 2 GHG Emissions for such Financial Year have reduced in comparison to the KPI 1 Absolute Scope 1 and 2 GHG Emissions Baseline, as calculated in good faith by the Issuer and published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 1 Absolute Scope 1 and 2 GHG Emissions Reduction Threshold” means the threshold (expressed as a percentage) specified in the relevant Final Terms as being the KPI 1 Absolute Scope 1 and 2 GHG Emissions Reduction Threshold, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 2 Absolute Scope 3 GHG Emissions” means, in tonnes of carbon dioxide equivalent (tCO2e), the indirect greenhouse gas emissions from energy consumption from purchased goods and services, upstream and downstream transportation and distribution for all products of the Group, business travel by employees and the use phase of sold products of the Group, calculated in accordance with the GHG Protocol and as further described in the Sustainable Finance Framework, in respect of any given Financial Year, calculated in good faith by the Issuer, reported by the Issuer and verified by an External Verifier in an Assurance Report published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 2 Absolute Scope 3 GHG Emissions Baseline” means 485,000 tCO2e, being the KPI 2 Absolute Scope 3 GHG Emissions for the Financial Year ended 31 December 2020, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);

“KPI 2 Absolute Scope 3 GHG Emissions Condition” means the condition that the KPI 2 Absolute Scope 3 GHG Emissions Reduction Percentage calculated at the relevant Target Observation Date, as shown in the Sustainability-Linked Notes Progress Report, is equal to or greater than the KPI 2 Absolute Scope 3 GHG Emissions Reduction Threshold;
“KPI 2 Absolute Scope 3 GHG Emissions Step Down Trigger Event” occurs if the KPI 2 Absolute Scope 3 GHG Emissions Condition is satisfied;
“KPI 2 Absolute Scope 3 GHG Emissions Step Up Trigger Event” occurs if the KPI 2 Absolute Scope 3 GHG Emissions Condition is not satisfied;
“KPI 2 Absolute Scope 3 GHG Emissions Redemption Premium Trigger Event” occurs if the KPI 2 Absolute Scope 3 GHG Emissions Condition is not satisfied;
“KPI 2 Absolute Scope 3 GHG Emissions Reduction Percentage” means, in respect of any Financial Year, the percentage (rounded up to the nearest whole number, with 0.5 rounded upwards) by which the KPI 2 Absolute Scope 3 GHG Emissions for such Financial Year have reduced in comparison to the KPI 2 Absolute Scope 3 GHG Emissions Baseline, as calculated in good faith by the Issuer and published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 2 Absolute Scope 3 GHG Emissions Reduction Threshold” means the threshold (expressed as a percentage) specified in the relevant Final Terms as being the KPI 2 Absolute Scope 3 GHG Emissions Reduction Threshold, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 3 Circular Revenues” means revenues (as a percentage of the total revenues of the Group) generated through products, services and solutions that contribute to circular practices, including among others, products with a low weight or containing a minimum threshold of recycled or bio- based plastics, as-a-service models, software running on cloud, telehealth, upgrades, lifetime extensions and refurbished equipment, as further described in the Sustainable Finance Framework, in respect of any given Financial Year, calculated in good faith by the Issuer, reported by the Issuer and verified by an External Verifier in an Assurance Report published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 3 Circular Revenues Baseline” means 15 per cent. of sales, being the KPI 3 Circular Revenues for the Financial Year ended 31 December 2020, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 3 Circular Revenues Condition” means the condition that the KPI 3 Circular Revenues Percentage calculated at the relevant Target Observation Date, as shown in the Sustainability-Linked Notes Progress Report, is equal to or greater than the KPI 3 Circular Revenues Threshold;
“KPI 3 Circular Revenues Step Down Trigger Event” occurs if the KPI 3 Circular Revenues Condition is satisfied;
“KPI 3 Circular Revenues Step Up Trigger Event” occurs if the KPI 3 Circular Revenues Condition is not satisfied;
“KPI 3 Circular Revenues Redemption Premium Trigger Event” occurs if the KPI 3 Circular Revenues Condition is not satisfied;
“KPI 3 Circular Revenues Percentage” means, in respect of any Financial Year, the percentage (rounded up to the nearest whole number, with 0.5 rounded upwards) by which the KPI 3 Circular Revenues for such Financial Year have increased in comparison to the KPI 3 Circular Revenues Baseline, as calculated in good faith by the Issuer and published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 3 Circular Revenues Threshold” means the threshold (expressed as a percentage) specified in the relevant Final Terms as being the KPI 3 Circular Revenues Threshold, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 4 Lives Improved” means the number of lives that have been improved through the Issuer’s products or solutions that support people’s health and well-being, calculated in good faith by the Issuer as the number of individual interactions for each product sold (based on market intelligence and statistical data) multiplied by the number of those products delivered in a Financial Year, as further described in the Sustainable Finance Framework, in respect of any given Financial Year, calculated in good faith by the Issuer, reported by the Issuer and verified by an External Verifier in an Assurance Report published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 4 Lives Improved Baseline” means 1.53 billion people (of which 127 million people are in underserved communities), being the number of KPI 4 Lives Improved for the Financial Year ended 31 December 2020, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 4 Lives Improved Condition” means the condition that the KPI 4 Lives Improved Amount calculated at the relevant Target Observation Date, as shown in the Sustainability-Linked Notes Progress Report, is equal to or greater than the KPI 4 Lives Improved Target;
“KPI 4 Lives Improved Step Down Trigger Event” occurs if the KPI 4 Lives Improved Condition is satisfied;
“KPI 4 Lives Improved Step Up Trigger Event” occurs if the KPI 4 Lives Improved Condition is not satisfied;
“KPI 4 Lives Improved Redemption Premium Trigger Event” occurs if the KPI 4 Lives Improved Condition is not satisfied;

“KPI 4 Lives Improved Amount” means, in respect of any Financial Year, the amount by which the KPI 4 Lives Improved for such Financial Year have increased in comparison to the KPI 4 Lives Improved Baseline, as calculated in good faith by the Issuer and published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 4 Lives Improved Target” means the target (expressed as a number) specified in the relevant Final Terms as being the KPI 4 Lives Improved Target, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 5 Female Leadership” means the percentage of Senior Management Positions held by women compared to the total number of employees in Senior Management Positions, as further described in the Sustainable Finance Framework, in respect of any given Financial Year, calculated in good faith by the Issuer, reported by the Issuer and verified by an External Verifier in an Assurance Report published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 5 Female Leadership Baseline” means 27 per cent., being the KPI 5 Female Leadership for the Financial Year ended 31 December 2020, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 5 Female Leadership Condition” means the condition that the KPI 5 Female Leadership Percentage calculated at the relevant Target Observation Date, as shown in the Sustainability-Linked Notes Progress Report, is equal to or greater than the KPI 5 Female Leadership Threshold;
“KPI 5 Female Leadership Step Down Trigger Event” occurs if the KPI 5 Female Leadership Condition is satisfied;
“KPI 5 Female Leadership Step Up Trigger Event” occurs if the KPI 5 Female Leadership Condition is not satisfied;
“KPI 5 Female Leadership Redemption Premium Trigger Event” occurs if the KPI 5 Female Leadership Condition is not satisfied;
“KPI 5 Female Leadership Percentage” means, in respect of any Financial Year, the percentage by which the KPI 5 Female Leadership for such Financial Year has increased in comparison to the KPI 5 Female Leadership Baseline, as calculated in good faith by the Issuer and published by the Issuer in accordance with Condition 5.4(e) (Sustainability Reporting);
“KPI 5 Female Leadership Target” means the target (expressed as a percentage) specified in the relevant Final Terms as being the KPI 5 Female Leadership Target, as may be amended from time to time upon the occurrence of a Recalculation Event and, if so amended, as published by the Issuer in the Sustainability-Linked Notes Progress Report published in accordance with Condition 5.4(e) (Sustainability Reporting);
“Recalculation Date” has the meaning given to it in Condition 5.4(g) (Recalculation);
“Recalculation Event” has the meaning given to it in Condition 5.4(g) (Recalculation);
“Redemption Premium Amount” means, as specified in the relevant Final Terms, the premium amount payable on redemption;
“Redemption Premium Option” means the applicability or non-applicability of a Redemption Premium Trigger Event, as specified in the Final Terms;
“Redemption Premium Trigger Event” means, in relation to Sustainability-Linked Notes for which the Redemption Premium Option is specified to be applicable in the relevant Final Terms, one or more of the following, as specified in the Final Terms: (i) KPI 1 Absolute Scope 1 and 2 GHG Emissions Redemption Premium Trigger Event, (ii) KPI 2 Absolute Scope 3 GHG Emissions Redemption Premium Trigger Event, (iii) KPI 3 Circular Revenues Redemption Premium Trigger Event, (iv) KPI 4 Lives Improved Redemption Premium Trigger Event, and/or (v) KPI 5 Female Leadership Redemption Premium Trigger Event;
“SPT Verification Assurance Certificate” has the meaning given to it in Condition 5.4(e) (Sustainability Reporting);
“Senior Management Positions” means a position in the Group with the designation of Corporate Grade 90 or above, assessed according to the Group’s internal classification, including for the avoidance of doubt members of the Board of Management;
“Step Down Margin(s)” means the percentage(s) specified in the relevant Final Terms as being the Step Down Margin(s) with respect to the relevant Key Performance Indicator(s) relating to the specified Target Observation Date(s);
“Step Down Option” means the applicability or non-applicability of a Step Down Trigger Event, as specified in the relevant Final Terms;
“Step Down Trigger Event” means, in relation to Sustainability-Linked Notes for which the Step Down Option is specified to be applicable in the relevant Final Terms and following the occurrence of the corresponding Step Up Trigger Event, one or more of the following, as specified in the Final Terms: (i) KPI 1 Absolute Scope 1 and 2 GHG Emissions Step Down Trigger Event, (ii) KPI 2 Absolute Scope 3 GHG Emissions Step Down Trigger Event, (iii) KPI 3 Circular Revenues Step Down Trigger Event, (iv) KPI 4 Lives Improved Step Down Trigger Event, and/or (v) KPI 5 Female Leadership Step Down Trigger Event;
“Step Up Margin(s)” means the percentage(s) specified in the relevant Final Terms as being the Step Up Margin(s) with respect to the relevant Key Performance Indicator(s) relating to the specified Target Observation Date(s);
“Step Up Option” means the applicability or the non-applicability of a Step Up Trigger Event, as specified in the relevant Final Terms;
“Step Up Trigger Event” means, in relation to Sustainability-Linked Notes for which the Step Up Option is specified to be applicable in the relevant Final Terms, one or more of the following, as specified in the Final Terms: (i) KPI 1 Absolute Scope 1 and 2 GHG Emissions Step Up Trigger Event, (ii) KPI 2 Absolute Scope 3 GHG Emissions Step Up Trigger Event, (iii) KPI 3 Circular Revenues Step Up Trigger Event, (iv) KPI 4 Lives Improved Step Up Trigger Event, and/or (v) KPI 5 Female Leadership Step Up Trigger Event;

“Sustainable Finance Framework” means the Issuer’s sustainable finance framework (as amended, supplemented and/or replaced from time to time) available on the Issuer’s website;
“Sustainability-Linked Notes Progress Report” has the meaning given to it in Condition 5.4(e) (Sustainability Reporting);
“Sustainability Performance Target” means one or more of the following: KPI 1 Absolute Scope 1 and 2 GHG Emissions Reduction Threshold, KPI 2 Absolute Scope 3 GHG Emissions Reduction Threshold, KPI 3 Circular Revenues Threshold, KPI 4 Lives Improved Target and KPI 5 Female Leadership Target, as specified in the applicable Final Terms, being the threshold or objective set for any given Key Performance Indicator to be observed on any corresponding Target Observation Date, if relevant compared to the performance of the relevant Baseline; and
“Target Observation Date(s)” means any of the date(s) specified as such in the relevant Final Terms.
6. Payments
6.1 Principal
Payments of principal in respect of definitive Notes shall be made only against presentation and (provided that payment is made in full) surrender of definitive Notes at the specified office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in London). Payments of principal in respect of Notes represented by any Global Note will be made in the manner specified in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note, where applicable, against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made either on such Global Note by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.
6.2 Interest
Payments of interest in respect of definitive Notes shall, subject to Condition 6.7 (Unmatured coupons void) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the specified office of any Paying Agent outside the United States in the manner described in Condition 6.1 (Principal) above. Payments of interest (if any) in respect of Notes represented by any Global Note will be made in the manner specified in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note, where applicable, against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made either on such Global Note by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.
6.3 General provisions applicable to payments
The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular principal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or to the order of, the holder of such Global Note.
6.4 Payments in New York
Payments of principal or interest may be made at the specified office of a Paying Agent in New York if (i) the Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.
6.5 Payments subject to fiscal laws
All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments. For the avoidance of doubt, any amounts to be paid in respect of the Notes will be paid net of any deduction or withholding imposed or required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code (any such deduction or withholding, “FATCA Withholding”), and no additional amounts will be required to be paid on account of any FATCA Withholding.
6.6 Deductions for unmatured Coupons
In the case of definitive Notes, if the relevant Final Terms specify that the Fixed Rate Note Provisions are applicable and a Note is presented without all unmatured Coupons relating thereto:

(i) if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;
(ii) if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:
(A) so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; provided, however, that where this sub- paragraph (ii) would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and
(B) a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.
Each sum of principal so deducted shall be paid in the manner provided in Condition 6.1 (Principal) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons within a period of ten years from the Relevant Date for the payment of such principal.
6.7 Unmatured Coupons void
In the case of definitive Notes, if the relevant Final Terms specify that the Floating Rate Note Provisions are applicable, on the due date for final redemption of any Note or early redemption of such Note pursuant to Condition 7.2 (Redemption for Taxation Reasons), Condition 7.3 (Redemption at the option of the Issuer), Condition 7.5 (Redemption at the option of the Holders upon a Change of Control Put Event) or Condition 10 (Events of Default), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.
6.8 Payments on business days
If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.
6.9 Payments other than in respect of matured Coupons
Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the specified office of any Paying Agent outside the United States (or in New York if permitted by Condition 6.4 (Payments in New York) above).
6.10 Partial payments
If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.
6.11 Exchange of Talons
On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Notes, the Talon forming part of such Coupon Sheet may be exchanged at the specified office of the Principal Paying Agent for a further Coupon Sheet (including, if appropriate, a further Talon) but excluding any Coupons in respect of which claims have already become void pursuant to Condition 9 (Prescription). Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.
7. REDEMPTION AND PURCHASE
7.1 Redemption at Maturity
Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their Final Redemption Amount specified in the applicable Final Terms on the Maturity Date.
7.2 Redemption for Taxation Reasons
The Issuer may at its option, subject to giving notice to the Trustee in accordance with this Condition 7.2 (Redemption for Taxation Reasons), and on giving not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable and specify the date fixed for redemption), redeem all the Notes, but not some only:
(i) at any time (if the Floating Rate Note Provisions are not specified in the relevant Final Terms as being applicable); or
(ii) on any Interest Payment Date (if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable), at their principal amount together with interest accrued to but excluding the date of redemption, if:
(a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after the date of the agreement to issue the first Tranche of the Notes, on the next Interest Payment Date, the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 (Taxation); and
(b) the requirement cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days (or, if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable, a number of days which is equal to the aggregate of the number of days falling within the then current interest period applicable to such Notes plus 60 days) prior to the earliest date on which the Issuer would be obliged to pay such additional amounts, were a payment in respect of the relevant Notes then due.
Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate signed by two Authorised Signatories (as defined in the Trust Deed) of the Issuer stating that the Issuer is entitled to effect such redemption, and setting forth a statement of facts showing that the conditions precedent as set out in this Condition 7.2 (Redemption for Taxation Reasons) to the right of the Issuer so to redeem have occurred and (ii) an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of the change or amendment referred to above. The Trustee shall be entitled to accept the certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out in paragraphs (a) and (b) above, in which event they shall be conclusive and binding on the Noteholders and the Couponholders and the Trustee shall be entitled to rely on such certificate and opinion without further enquiry and without liability to any person.
7.3 Redemption at the option of the Issuer
Issuer Maturity Par Call
If the Issuer Maturity Par Call is specified as being applicable in the relevant Final Terms, the Issuer may at its option, having given not less than 10 nor more than 30 days’ notice (or such other period of notice as is specified in the relevant Final Terms) to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable and shall specify the date fixed for redemption and, for the avoidance of doubt, may be subject to one or more conditions precedent), redeem the Notes then outstanding in whole, but not in part, at any time during the period commencing on (and including) the Par Call Commencement Date (as specified in the relevant Final Terms) to (but excluding) the Maturity Date at their Final Redemption Amount specified in the applicable Final Terms, together (if appropriate) with interest accrued but unpaid to (but excluding) the date fixed for redemption.
Make-Whole Redemption by the Issuer
If so specified in the relevant Final Terms, the Issuer may at its option, subject to compliance with all relevant laws, regulations and directives and on giving not less than 10 nor more than thirty (30) days’ notice (or such other period of notice as is specified in the relevant Final Terms) to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable and specify the date fixed for redemption, and, for the avoidance of doubt, may be subject to one or more conditions precedent), redeem in whole or in part the Notes at any time prior to the Maturity Date (the “Make-Whole Redemption Date”) at the Make-Whole Redemption Amount.
The “Make-Whole Redemption Amount” will be calculated by the Make-Whole Calculation Agent and will be an amount in the Specified Currency rounded to the nearest Sub-Unit (with half a Sub-Unit rounded upwards) and equal to the greater of:
(a) 100 per of the principal amount of the Note; or
(b) the sum of the then current values of the remaining scheduled payments of principal and interest (including, with respect to Sustainability-Linked Notes for which the Final Terms indicate that the Step Up Option is applicable, the applicable Step Up Margin from (and including) the Interest Payment Date immediately following the occurrence of a Step Up Trigger Event, on the assumption that the relevant Step Up Trigger Event will occur, unless the relevant Sustainability Performance Target has been achieved for the applicable Target Observation Date prior to the notice of Make- Whole Redemption for which an Assurance Report is available (as set out in such Assurance Report and as confirmed by an SPT Verification Assurance Certificate), in which case if the Sustainability Performance Target specified in the relevant Final Terms has been satisfied, no Step Up Margin shall be taken into account) on such Note to the Maturity Date (or, if a Par Call Commencement Date is specified in the relevant Final Terms, to the Par Call Commencement Date) (not including any interest accrued on the Note to, but excluding, the Make-Whole Redemption Date) discounted to the relevant Make-Whole Redemption Date on an annual basis at the Make-Whole Redemption Rate (as specified in the relevant Final Terms and as determined three Business Days prior to the Make-Whole Redemption Date) plus a Make-Whole Redemption Margin (as specified in the relevant Final Terms), plus in each case, any interest accrued on the Notes to, but excluding, the Make-Whole Redemption Date.
In respect of Sustainability-Linked Notes where the Redemption Premium Option is specified as applicable in the relevant Final Terms, if a Redemption Premium Trigger Event(s) has/have occurred prior to the Make- Whole Redemption Date, the Make-Whole Redemption Amount shall be increased by the applicable Redemption Premium Amount or, in the case of a partial redemption of the Notes, by the corresponding part of the applicable Redemption Premium Amount.
“Make-Whole Calculation Agent” means the international credit institutions or financial services institution or any other competent entity of recognised standing with appropriate expertise appointed by the Issuer prior to the giving of any notice referred to above in connection with the exercise of the Make-Whole Redemption in accordance with this Condition 7.3 (Redemption at the option of the Issuer—Make-Whole Redemption by the Issuer).
Issuer Residual Call

If Issuer Residual Call is specified as being applicable in the applicable Final Terms and, at any time, the outstanding aggregate nominal amount of the Notes is 25 per cent. or less of the aggregate nominal amount of the Series issued (other than as a result of the exercise by the Issuer of its redemption right under this Condition 7.3 (Redemption at the option of the Issuer) to redeem some but not all of the Notes at the Make- Whole Redemption Amount), the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if the Floating Rate Note Provisions are specified in the relevant Final Terms as not being applicable) or on any Interest Payment Date (if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable), on giving not less than 10 nor more than 30 days’ notice (or such other period of notice as is specified in the relevant Final Terms) to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable and shall specify the date fixed for redemption) at the Residual Call Early Redemption Amount together, if appropriate, with interest accrued to (but excluding) the date of redemption.
7.4 Partial Redemption
If the Notes are to be redeemed in part only on any date in accordance with Condition 7.3 (Redemption at the option of the Issuer) , the Notes to be redeemed shall be selected:
(a) (if the Notes are in definitive form) by the drawing of lots in such place as the Trustee approves and in such manner as the Trustee considers appropriate, subject to compliance with applicable law, the rules of each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the notice to Noteholders referred to in Condition 7.3 (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed; or
(b) (if the Notes are in global form) in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in principal amount, at their discretion).
If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Final Terms, then the Make-Whole Redemption Amount shall in no event be greater than the maximum or be less than the minimum so specified.
7.5 Redemption at the option of the Holders upon a Change of Control Put Event
If Change of Control Put is specified as being applicable in the relevant Final Terms, upon the occurrence of a Change of Control Put Event, unless the Issuer has exercised its right to redeem the Notes in accordance with Condition 7.2 (Redemption for Taxation Reasons) or Condition 7.3 (Redemption at the option of the Issuer), each Noteholder shall have the option to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Put Date (as defined below) at its principal amount together with interest accrued to but excluding the Put Date.
Within 60 days following the date upon which the Change of Control Put Event has occurred, the Issuer shall give notice to the Noteholders in accordance with Condition 13 (Notices) of the occurrence of a Change of Control Put Event and shall, in the notice, specify a date being not less than 30 nor more than 60 days after the date on which the notice was given as the “Put Date”.
To exercise such option, the Noteholder must deliver such Note to be redeemed or purchased, together with all Coupons relating to it maturing after the Put Date, to the specified office of the Principal Paying Agent at any time during normal business hours together with a duly completed notice of exercise in the form obtainable from the specified office of the Principal Paying Agent (a “Change of Control Put Notice”), not less than 15 nor more than 30 days before the Put Date. If the Notes are in global form, the Noteholder must specify in the Change of Control Put Notice the principal amount of Notes in respect of which such option is being exercised. A Change of Control Put Notice, once given, shall be irrevocable.
If 75 per cent. or more in aggregate principal amount of the Notes then outstanding have been redeemed or purchased pursuant to the foregoing provisions of this Condition 7.5 (Redemption at the option of the Holders upon a Change of Control Put Event), the Issuer may, having given not less than 30 nor more than 60 days’ notice to the Noteholders (such notice being given within 30 days after the Put Date) in accordance with Condition 13 (Notices), redeem or purchase (or procure the purchase of), at its option, all (but not some only) of the remaining Notes at their principal amount together with interest accrued to but excluding the date fixed for such redemption or purchase.
In this Condition 7.5 (Redemption at the option of the Holders upon a Change of Control Put Event):
A “Change of Control” means the occurrence of any one of the following: (i) Control is acquired or held by any Person or any Persons acting in concert (“acting in concert” to be within the meaning of Section 5:45, subsection 5 of the Dutch Act on financial supervision (Wet op het financieel toezicht)) as to the exercise of Voting Shares or (ii) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Shares of the Issuer outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Shares of the surviving Person immediately after giving effect to such transaction, provided that a Change of Control shall be deemed not to occur (i) solely as a result of the issuance or transfer, with the co-operation of the Issuer’s Supervisory Board, Board of Management or the Issuer’s general meeting of shareholders, as applicable, and, in each case, if required, of any preference shares in the Issuer’s share capital to the foundation Stichting Preferente Aandelen Philips or its successor; or (ii) if the event which would otherwise have constituted a Change of Control occurs or is carried on terms previously approved by the Trustee or by an Extraordinary Resolution.

“Change of Control Put Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Change of Control Period”) commencing on the date of the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Change of Control Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade) and are not, within the Change of Control Period, subsequently upgraded to an Investment Grade rating provided that a Change of Control Put Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and shall not be deemed a Change of Control Put Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Put Event). Notwithstanding the foregoing, no Change of Control Put Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Control” means the ownership of such a number of Voting Shares carrying more than 50 per cent. of the voting rights of the Issuer.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any replacement Rating Agency of equivalent international standing.
“Person” means any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).
“Rating Agency” means each of Moody’s Deutschland GmbH (“Moody’s”), Fitch Ratings Ltd (“Fitch”) and S&P Global Ratings Europe Limited (“S&P”) and their respective successors.
“Voting Shares” means shares in the issued share capital of the Issuer carrying voting rights.
7.6 Early redemption of Zero Coupon Notes
Unless otherwise specified in the relevant Final Terms, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:
(i) the Reference Price; and
(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.
Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Final Terms for the purposes of this Condition 7.6 (Early redemption of Zero Coupon Notes) or, if none is so specified, a Day Count Fraction of 30E/360.
7.7 Purchases
The Issuer or any of its Subsidiaries may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price.
7.8 Cancellations
All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer or any of its Subsidiaries may be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes or may be reissued or resold.
7.9 Notices Final
Upon the expiry of any notice as is referred to in Condition 7.2 (RedemptionforTaxationReasons), Condition
7.3 (Redemption at the option of the Issuer) or Condition 7.5 (Redemption at the option of the Holders upon a Change of Control Put Event) above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph.
8. TAXATION
8.1 Payment without Withholding
All payments in respect of the Notes and the Coupons by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of the Taxes is required by law. In the event of Tax imposed or levied by or on behalf of any Relevant Jurisdiction, the Issuer will pay such additional amounts as may be necessary in order that any amount received by the Noteholders or Couponholders after the withholding or deduction is equal to the amount that would have been received in respect of the Notes or, as the case may be, Coupons, in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:
(a) the holder or beneficial owner (for the purposes of the relevant Tax) of which is liable for Tax in respect of such Note or Coupon by reason of having or having had a present or former connection with the Relevant Jurisdiction other than a mere holding of the Notes or Coupons; or
(b) presented for payment in the Netherlands where such withholding or deduction would not have been required had such Note or Coupon not been presented in the Netherlands; or

(c) presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Payment Business Day; or
(d) presented for payment by, or on behalf of, a holder where the holder or the beneficial owner for the purpose of the relevant Tax is entitled to avoid such withholding or deduction in respect of such Note or Coupon by making a declaration or any other statement to the relevant tax authority, including, but not limited to, a declaration of residence or non-residence or other similar claim for exemption; or
(e) where such withholding or deduction is required pursuant to the application of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or
(f) payable due to any combination of items (a) to (e).
Notwithstanding any other provisions contained herein, the Issuer shall be permitted to withhold or deduct any amounts required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto (“FATCA Withholding”). The Issuer will have no obligation to pay additional amounts or otherwise indemnify an investor for any such FATCA Withholding deducted or withheld by the Issuer, any Paying Agent or any other party.
For the avoidance of doubt, the obligation of the Issuer to pay additional amounts in respect of Taxes will not apply to (i) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or other governmental charge or (ii) any Taxes payable otherwise than by deduction or withholding from payments of principal of, or interest on, the Notes or, as the case may be, Coupons.
8.2 Additional Amounts
Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition 8 (Taxation) or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.
9. PRESCRIPTION
Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and 5 years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6 (Payments).
10. EVENTS OF DEFAULT
If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may and, if so requested in writing by holders of at least one-quarter in principal amount of the Notes then outstanding or, if so directed by an Extraordinary Resolution, shall (subject, in the case of the happening of any of the events mentioned in paragraphs (b) to (g) (other than (d) below), to the Trustee having certified in writing that the happening of such events is in its opinion materially prejudicial to the interests of the Noteholders) subject in all cases, to the Trustee having been indemnified and/or secured and/or prefunded to its satisfaction) give written notice to the Issuer declaring the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality:
(a) Non-payment: the Issuer fails to pay any amount of principal or interest due in respect of the Notes, and that failure to pay continues for more than 14 days after the due date for payment; or
(b) Breach of other obligations: the Issuer defaults in the performance or observance of any one or more other obligations under or in respect of the Notes or the Trust Deed required to be performed or observed by the Issuer and such default is either:
(i) in the opinion of the Trustee, incapable of remedy, in which case no notice referred to in (ii) below will be required; or
(ii) in the opinion of the Trustee, capable of remedy and the default remains unremedied for 30 days (or such longer period as the Trustee may agree) after the Trustee has given written notice to the Issuer specifying the default and requiring that default to be remedied; or
(c) Cross-acceleration: (i) the repayment of any indebtedness for borrowed money owing by the Issuer or any of its Material Subsidiaries is accelerated by reason of default (however expressed) and such acceleration has not been rescinded, waived, cancelled or annulled, or (ii) the Issuer or any of its Material Subsidiaries is in default (after the expiry of any originally applicable grace period) in any payment when due of such indebtedness for borrowed money; provided that no such event shall constitute an Event of Default (A) if it is being contested in good faith by, in the reasonable opinion of the Issuer, appropriate proceedings; or (B) unless the aggregate outstanding amount of such accelerated or unpaid indebtedness for borrowed money, whether alone or when aggregated with all other such outstanding accelerated or unpaid indebtedness for borrowed money, exceeds €100 million (or its equivalent in another currency or currencies); or
(d) Winding-up: any final order is made by any competent court or other authority, or an effective resolution is passed for the liquidation, dissolution or winding-up of the Issuer or any of its Material Subsidiaries otherwise than (i) for the purposes of a Permitted Reorganisation; or (ii) on terms previously approved by the Trustee or by an Extraordinary Resolution; or

(e) Insolvency, : (i) the Issuer or any of its Material Subsidiaries admits in writing that it is insolvent or unable to pay its debts as they fall due, (ii) an administrator or liquidator is appointed (or application for any such appointment is made) in respect of the Issuer or any of its Material Subsidiaries or the whole or substantially all of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries, (iii) the Issuer or any of its Material Subsidiaries makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of any indebtedness given by it or (iv) the Issuer or any of its Material Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business otherwise, in each of (i) to (iv), than (i) for the purposes of a Permitted Reorganisation; or (ii) on terms previously approved by the Trustee or by an Extraordinary Resolution;
(f) Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or substantially all of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries; or
(g) Analogous Event: if any event occurs which, under the laws of any Relevant Jurisdiction, has or may have an analogous effect to any of the events referred to in subparagraphs (d) to (f) above.
11. ENFORCEMENT
11.1 Enforcement by the Trustee
The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) against or in relation to the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons or otherwise, but it shall not be bound to take any such proceedings or other steps or action unless (a) it has been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding and (b) it has been indemnified and/or secured and/or pre-funded to its satisfaction against all liabilities to which it may thereby render itself liable or which it may incur by so doing and provided that the Trustee shall not be liable for the consequences of taking any such action and may take such action without having regard to the effect of such actions on individual Noteholders or Couponholders.
11.2 Limitation on Trustee actions
The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.
11.3 Enforcement by the Noteholders
No Noteholder or Couponholder shall be entitled to (i) take any steps or action against the Issuer to enforce the performance of any of the provisions of the Trust Deed, the Notes or the Coupons or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the Issuer, in each case unless the Trustee, having become bound so to take any such action, steps or proceedings, fails so to do within a reasonable period and such failure shall be continuing.
12. REPLACEMENT OF NOTES AND COUPONS
Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.
13. NOTICES
13.1 Notices to the Noteholders
All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London and, so long as the Notes are admitted to listing on the Official List and to trading on the regulated market of the Luxembourg Stock Exchange and the rules of that exchange so require, a daily newspaper of general circulation in Luxembourg or the website of the Luxembourg Stock Exchange (at https://www.luxse.com/). It is expected that publication in a newspaper will normally be made in the Financial Times in London and the Luxemburger Wort in Luxembourg. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this paragraph.
Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant Notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.
13.2 Notices from the Noteholders

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Principal Paying Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.
14. MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND DETERMINATION, SUBSTITUTION
14.1 Meetings of Noteholders
The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification of any of these Conditions or any of the provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee (subject to it being indemnified and/or secured and/or prefunded to its satisfaction) upon the request in writing of the Noteholders holding not less than one-quarter of the aggregate principal amount of the outstanding Notes.
The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent. in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that, at any meeting the business of which includes any matter defined in the Trust Deed as a Basic Terms Modification, including the modification of certain of the provisions of these Conditions and certain of the provisions of the Trust Deed (including the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or interest payable in respect of the Notes, altering the currency of payment of the Notes, altering the method of calculating the amount of any payment in respect of the Notes or changing the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution), the necessary quorum required to pass an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Notes for the time being outstanding.
In addition, the Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than two-thirds in principal amount of the Notes for the time being outstanding or consent given by way of electronic consents through the relevant clearing system(s) by or on behalf of the holders of not less than two-thirds in principal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed by the Noteholders will be binding on all Noteholders whether or not they are present at any meeting and whether or not they voted on the resolution, and on all Couponholders.
14.2 Modification, Waiver, Authorisation and Determination
The Trustee may agree, without the consent of the Noteholders or Couponholders (i) (other than in relation to any Basic Terms Modification (as defined in the Trust Deed)) to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed or the Agency Agreement, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders), or (ii) to any modification which, in its opinion, is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven or to comply with mandatory provisions of law. In addition, the parties to the Agency Agreement may agree to modify any provision thereof, save the Trustee shall only agree without the consent of the Noteholders to such modification if, in the opinion of the Trustee, such modification is not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation, determination or waiver shall be binding on the Noteholders and Couponholders.
Additionally, the Issuer may, subject to Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) and Condition 5.2(f) (Interest – Floating Rate Notes referencing SOFR), vary or amend these Conditions, the Trust Deed and/or the Agency Agreement to give effect to certain amendments without any requirement for the consent or approval of Noteholders of the relevant Notes or Coupons, as described in Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) and the Trustee and the Paying Agents shall concur to such Benchmark Amendments and/or Benchmark Replacement Conforming Changes (as applicable) on the basis set out in Condition 5.2(m) (Benchmark Discontinuation (Independent Adviser)) and Condition 5.2(f) (Interest – Floating Rate Notes referencing SOFR).
14.3 Trustee to have Regard to Interests of Noteholders as a Class
In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed.
14.4 Notification to the Noteholders
Any modification, abrogation, waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 13 (Notices).
14.5 Substitution

The Trustee may agree, without the consent of the Noteholders or the Couponholders, to the substitution of (i) any Subsidiary of the Issuer or (ii) any company which directly or indirectly owns 100 per cent. of the shares or other equity interests (as the case may be) carrying the right to vote in the Issuer in place of the Issuer as issuer and principal debtor under the Trust Deed, the Notes and the Coupons; provided that the Notes are unconditionally and irrevocably guaranteed by the Issuer and certain other conditions specified in the Trust Deed are fulfilled. Any such substitution shall be binding on the Noteholders and Couponholders and shall be notified to the Noteholders within 14 days thereafter.
15. INDEMNIFICATION AND PROTECTION OF THE TRUSTEE AND ITS CONTRACTING WITH THE ISSUER
15.1 Indemnification and protection of the Trustee
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility and liability towards the Issuer, the Noteholders and the Couponholders, including (i) provisions relieving it from taking action unless indemnified and/or secured and/or pre-funded to its satisfaction and (ii) provisions limiting or excluding its liability in certain circumstances.
15.2 Trustee Contracting with the Issuer
The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or any of the Issuer’s Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any of the Issuer’s Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.
16. FURTHER ISSUES
The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount and date of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes. Any further notes or bonds which are to form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed shall, and any other further notes or bonds may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes or bonds of other series in certain circumstances where the Trustee so decides.
17. GOVERNING LAW AND SUBMISSION TO JURISDICTION
17.1 Governing Law
The Trust Deed, the Notes and the Coupons and any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes and the Coupons are governed by, and construed in accordance with, English law.
17.2 Submission to Jurisdiction
(a) Subject to Condition 17.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Trust Deed, the Notes or the Coupons, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes or the Coupons (a “Dispute”) and each of the Issuer, the Trustee and any Noteholders or Couponholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.
(b) For the purposes of this Condition 2 (Submission to Jurisdiction), the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(c) To the extent allowed by law, the Issuer, the Trustee, the Noteholders and the Couponholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction and (ii) concurrent proceedings in any number of jurisdictions.
17.3 Appointment of Process Agent
The Issuer irrevocably appoints Philips Electronics UK Limited (Attention: Company Secretary), Ascent 1 Aerospace Boulevard, Farnborough, England, GU14 6XW as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Philips Electronics UK Limited being unable or unwilling for any reason so to act, it will immediately appoint another person approved by the Trustee as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this Condition 17.3 (Appointment of Process Agent) shall affect the right to serve process in any other manner permitted by law.
17.4 Other Documents
The Issuer has in the Agency Agreement and the Trust Deed submitted to the jurisdiction of the English courts and appointed an agent in England for service of process, in terms substantially similar to those set out above.
18. RIGHTS OF THIRD PARTIES
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
SCHEDULE 2
FORMS OF THE NOTES

PART AFORM OF TEMPORARY GLOBAL NOTE
Series Number: [ ]
Serial Number: [ ]
[Tranche Number: [ ]]
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.][1]
KONINKLIJKE PHILIPS N.V.
EURO MEDIUM TERM NOTE PROGRAMME
TEMPORARY GLOBAL NOTE
representing up to
[Aggregate principal amount of tranche]
[Title of Notes ]
€10,000,000,000
Euro Medium Term Note Programme
This global Note is a Temporary Global Note without interest coupons issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the "Notes") by Koninklijke Philips N.V. a public limited liability company (naamloze vennootschap) incorporated under the law of the Netherlands registered at the Dutch Chamber of Commerce with number 17001910 (the "Issuer").
This Temporary Global Note is issued subject to and in accordance with the Conditions and a trust deed dated 8 March 2024 (as amended and/or supplemented and/or restated from time to time, the "Trust Deed") between, amongst others, the Issuer and Citicorp Trustee Company Limited as Trustee (the "Trustee", which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and is subject to an agency agreement dated 8 March 2024 (as amended and/or supplemented and/or restated from time to time, the "Agency Agreement") between the Issuer, amongst others, Citibank, N.A., London Branch, the Trustee and certain other financial institutions names therein. References herein to the "Conditions" shall be to the terms and conditions of the Notes as set out in Schedule 1 to the Trust Deed as completed by the final terms applicable to the Notes (the "Final Terms") but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Temporary Global Note.
[1] Legend to appear on every Temporary Global Note representing Notes with a maturity of more than one year.
1. PROMISE TO PAY
1.1 Pay to bearer
The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:
(a) Before the Exchange Date: in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank SA/NV ("Euroclear") and/or Clearstream Banking S.A. ("Clearstream, Luxembourg", together with Euroclear, the international central securities depositaries or "ICSDs") and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in 0 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office of the Principal Paying Agent; or
(b) Failure to exchange: in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.
1.2 NGN Principal Amount
If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall be a "New Global Note" or "NGN" and the principal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.
1.3 CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Temporary Global Note shall be a "Classic Global Note" or "CGN" and the principal amount of Notes represented by this Temporary Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in 0 (Payments, Exchange and Cancellation of Notes).
2. NEGOTIABILITY
This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.
3. EXCHANGE
3.1 Permanent Global Note
If the Final Terms specify the form of Notes as being "Temporary Global Note exchangeable for a Permanent Global Note", then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery of a Permanent Global Note (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:
(a) Presentation and surrender: presentation and (in the case of final exchange) presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and
(b) Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in 0 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.
The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.
3.2 Definitive Notes; Not D Rules
If the Final Terms specify the form of Notes as being "Temporary Global Note exchangeable for Definitive Notes" and also specify that the C Rules are applicable or that neither the C Rules nor the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the "Exchange Date"), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached and in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent.
3.3 Definitive Notes; D Rules
If the Final Terms specify the form of Notes as being "Temporary Global Note exchangeable for Definitive Notes" and also specifies that the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Global Note (the "Exchange Date"), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached against:
(a) Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and
(b) Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in 0 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.
The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of Notes represented by this Temporary Global Note.
4. DELIVERY OF PERMANENT GLOBAL OR DEFINITIVE NOTES
4.1 Permanent Global Note
Whenever any interest in this Temporary Global Note is to be exchanged for an interest in a Permanent Global Note, the Issuer shall procure (in the case of first exchange) the prompt delivery (free of charge to the bearer) of such Permanent Global Note, duly authenticated, to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of Notes represented by such Permanent Global Note in accordance with its terms, in each case in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent against presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 7 days of the bearer requesting such exchange.
4.2 Definitive Notes

Whenever this Temporary Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against the surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.
5. WRITING DOWN
On each occasion on which:
(a) Permanent Global Note: the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or
(b) Definitive Notes: Definitive Notes are delivered in exchange for this Temporary Global Note; or
(c) Cancellation: Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 7.8 (Redemption and Purchase - Cancellations),
the Issuer shall procure that:
(i) if the Final Terms specify that the New Global Note form is not applicable, (i) the principal amount of Notes represented by the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (ii) the remaining principal amount of Notes represented by this Temporary Global Note (which shall be the previous principal amount of Notes represented by this Temporary Global Note less the aggregate of the amounts referred to in (i)) are entered in 0 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Temporary Global Note shall for all purposes be as most recently so entered; and
(ii) if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.
6. PAYMENTS
6.1 Recording of Payments
Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that:
(a) CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in 0 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Temporary Global Note shall be reduced by the principal amount so paid; and
(b) NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Temporary Global Note shall be reduced by the principal amount so paid.
6.2 Discharge of Issuer’s obligations
Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.
7. CONDITIONS APPLY
Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of the Notes represented by this Temporary Global Note.
8. AUTHENTICATION
This Temporary Global Note shall not be valid or enforceable for any purpose unless and until it has been authenticated for and on behalf of Citibank, N.A., London Branch as principal paying agent.
9. EFFECTUATION
If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall not be valid or enforceable for any purpose unless and until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.
10. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Temporary Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
11. NOTICES
Any notice or demand to the Issuer or the Trustee to be given, made or served for any purposes under this Temporary Global Note shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), email (if applicable), facsimile transmission (if applicable) or by delivering it by hand as follows:
to the Issuer: Koninklijke Philips N.V.

Philips Center HBT 12
Amstelplein 2
1096 BC Amsterdam
The Netherlands
Attention: Group Treasury
Email: treasury.middleoffice@philips.com
to the Trustee: Citicorp Trustee Company Limited
Citigroup Centre
Canada Square
London E14 5LB
England
Email: emea.at.debt@citi.comAttention: Agency & Trust
or to such other address or email address (if applicable) as shall have been notified (in accordance with this Clause 11) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch, any notice or demand sent by email as aforesaid shall be deemed to have been given, made or served at the time of despatch and any notice or demand given by facsimile, when a transmission report showing the successful transmission of the facsimile is received by the sender provided that in the case of a notice or demand given by email a delivery receipt is received by the sending party confirming the email has been delivered to the recipient’s correct email address.
12. GOVERNING LAW
This Temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.
KONINKLIJKE PHILIPS N.V.
By: ………………………………..
[manual or facsimile signature]
(duly authorised)
Name: ……………………………
Title: Authorised Signatory
ISSUED on the Issue Date
AUTHENTICATED for and on behalf of
CITIBANK, N.A., LONDON BRANCH
as principal paying agent without recourse, warranty or liability
By: ………………………………..
[manual signature]
(duly authorised)
EFFECTUATED for and on behalf of
as common safekeeper without
recourse, warranty or liability
By: ………………………………..
[manual signature]
(duly authorised)
Schedule 1Payments, Exchange and Cancellation of Notes[2]
2019 - 2021

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased or aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

[2] 0 should only be completed where the Final Terms specify that the New Global Note form is not applicable.
Schedule 2Form of Accountholder’s Certification
KONINKLIJKE PHILIPS N.V.
EURO MEDIUM TERM NOTE PROGRAMME
This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, United States partnerships, United States corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
[This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.]
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated: [ ]
[name of account holder]
as, or as agent for,
the beneficial owner(s) of the Securities

to which this certificate relates.
By:................................................................
Authorised signatory
Schedule 3Form of Euroclear/Clearstream, Luxembourg Certification
KONINKLIJKE PHILIPS N.V.
EURO MEDIUM TERM NOTE PROGRAMME
This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, United States partnerships, United States corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165- 12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated: [ ]
Euroclear Bank SA/NV
or
Clearstream Banking S.A.
By:................................................................
Authorised signatory
FORM OF PERMANENT GLOBAL NOTE
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.][3]
[3] Legend to appear on every Permanent Global Note representing Notes with a maturity of more than one year.
KONINKLIJKE PHILIPS N.V.
EURO MEDIUM TERM NOTE PROGRAMME
PERMANENT GLOBAL NOTE
representing up to
[Aggregate principal amount of Tranche]
[Title of Notes]
€10,000,000,000
Euro Medium Term Note Programme
This global Note is a Permanent Global Note without interest coupons issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the "Notes") by Koninklijke Philips N.V. a public limited liability company (naamloze vennootschap) incorporated under the law of the Netherlands registered at the Dutch Chamber of Commerce with number 17001910 (the "Issuer").

This Permanent Global Note is issued subject to and in accordance with the Conditions and a trust deed dated 8 March 2024 (as amended and/or supplemented and/or restated from time to time, the "Trust Deed") between, amongst others, the Issuer and Citicorp Trustee Company Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and is subject to an agency agreement dated 8 March 2024 (as amended and/or supplemented and/or restated from time to time, the "Agency Agreement") between the Issuer, amongst others, Citibank, N.A., London Branch, the Trustee and certain other financial institutions names therein. References herein to the "Conditions" shall be to the terms and conditions of the Notes as set out in Schedule 1 to the Trust Deed as completed by the final terms applicable to the Notes (the "Final Terms") attached hereto but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Permanent Global Note.
1. PROMISE TO PAY
1.1 Pay to bearer
The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
1.2 NGN Principal Amount
If the Final Terms specify that the New Global Note form is applicable, this Global Note shall be a "New Global Note" or "NGN" and the principal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV ("Euroclear") and/or Clearstream Banking S.A. ("Clearstream, Luxembourg", together with Euroclear, the international central securities depositaries or "ICSDs"). The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.
1.3 CGN Principal Amount
If the Final Terms specify that the New Global Note form is not applicable, this Global Note shall be a "Classic Global Note" or "CGN" and the principal amount of Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in 0 (Payments, Exchange and Cancellation of Notes).
2. NEGOTIABILITY
This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.
3. EXCHANGE
Upon the occurrence of an Exchange Event (as further described below), this Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement.
An Exchange Event will occur:
(a) upon the happening of any of the events defined as an "Event of Default" in Condition 10 (Events of Default); or
(b) if the Issuer has been notified that both Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, S.A. ("Clearstream, Luxembourg" and, together with Euroclear, the "relevant Clearing Systems") have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or
(c) if the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form and a certificate to such effect signed by an Authorised Signatory (as defined in the Trust Deed) of the Issuer is given to the Trustee.
4. DELIVERY OF DEFINITIVE NOTES
Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.
5. WRITING DOWN
On each occasion on which:
(a) Payment of principal: a payment of principal is made in respect of this Global Note;
(b) Definitive Notes: Definitive Notes are delivered; or
(c) Cancellation: Notes represented by this Global Note are to be cancelled in accordance with Condition 7.8 (Redemption and Purchase - Cancellations),

the Issuer shall procure that:
(i) if the Final Terms specify that the New Global Note form is not applicable, (i) the amount of such payment and the aggregate principal amount of such Notes; and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and
(ii) if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.
6. WRITING UP
6.1 Initial Exchange
If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure:
(a) CGN: if the Final Terms specify that the New Global Note form is not applicable, is entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and
(b) NGN: if the Final Terms specify that the New Global Note form is applicable, is entered by the ICSDs in their records.
6.2 Subsequent Exchange
If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is:
(a) CGN: if the Final Terms specify that the New Global Note form is not applicable, entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so entered; and
(b) NGN: if the Final Terms specify that the New Global Note form is applicable, entered by the ICSDs in their records.
7. PAYMENTS
7.1 Recording of Payments
Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that:
(a) CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in 0 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount so paid; and
(b) NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Global Note shall be reduced by the principal amount so paid.
7.2 Discharge of Issuer’s obligations
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.
8. CONDITIONS APPLY
Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the Holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.
9. AUTHENTICATION
This Global Note shall not be valid or enforceable for any purpose unless and until it has been authenticated for and on behalf of Citibank, N.A., London Branch as principal paying agent.
10. EFFECTUATION
If the Final Terms specify that the New Global Note form is applicable, this Permanent Global Note shall not be valid or enforceable for any purpose unless and until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.
11. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

12. NOTICES
Any notice or demand to the Issuer or the Trustee to be given, made or served for any purposes under this Global Note shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), email (if applicable), facsimile transmission (if applicable) or by delivering it by hand as follows:
to the Issuer: Koninklijke Philips N.V.
Philips Center HBT 12
Amstelplein 2
1096 BC Amsterdam
The Netherlands
Attention: Group Treasury
Email: treasury.middleoffice@philips.com
to the Trustee: Citicorp Trustee Company Limited
Citigroup Centre
Canada Square
London E14 5LB
England
Email: emea.at.debt@citi.comAttention: Agency & Trust
or to such other address or email address (if applicable) as shall have been notified (in accordance with this Clause 12) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch, any notice or demand sent by email as aforesaid shall be deemed to have been given, made or served at the time of despatch and any notice or demand given by facsimile, when a transmission report showing the successful transmission of the facsimile is received by the sender provided that in the case of a notice or demand given by email a delivery receipt is received by the sending party confirming the email has been delivered to the recipient’s correct email address.
13. GOVERNING LAW
This Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.
KONINKLIJKE PHILIPS N.V.
By: ………………………………..
[manual or facsimile signature]
(duly authorised)
Name: ……………………………
Title: Authorised Signatory
ISSUED on the Issue Date
AUTHENTICATED for and on behalf of
CITIBANK, N.A., LONDON BRANCH as principal paying agent without recourse, warranty or liability
By:................................................................
[manual signature]
(duly authorised)
EFFECTUATED for and on behalf of
as common safekeeper without
recourse, warranty or liability
By:................................................................
[manual signature]
(duly authorised)
SCHEDULE 1PAYMENTS, EXCHANGES AGAINST TEMPORARY GLOBAL NOTE, DELIVERY OF DEFINITIVE NOTES AND CANCELLATION OF NOTES[4]

2019 - 2021

Date of payment, exchange delivery or cancellation	Amount of interest then paid	Amount of principal then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised Signature

[4] 0 should only be completed where the Final Terms specify that the New Global Note form is not applicable.
PART CFORM OF DEFINITIVE BEARER NOTE
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.][5]
[Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note within, from or into The Netherlands (other than between individuals who do not act in the conduct of a profession or trade):
(a) must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and
(b) if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.][6]
[Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note within, from or into The Netherlands (other than between individuals who do not act in the conduct of a profession or trade):
(c) must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and
(d) unless it is made between a professional borrower and a professional lender, if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.][7]
[On the face of the Note:]
Series Number: [ ]
Serial Number: [ ]
[Tranche Number: [ ]]
[Denomination]
[5] Legend to appear on every Note with a maturity of more than one year.

[6] This legend should be placed on Notes on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act and which are (a) not admitted to trading on Eurolist by Euronext Amsterdam N.V.’s stock market, (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter and (c) do not qualify as commercial paper or certificates of deposit.
[7]This legend should be placed on Notes on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act and which are (a) not admitted to trading on Eurolist by Euronext Amsterdam N.V.’s stock market, (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter and (c) qualify as commercial paper or certificates of deposit.
KONINKLIJKE PHILIPS N.V.
EURO MEDIUM TERM NOTE PROGRAMME
[Aggregate principal amount of Tranche]
[Title of Notes]
KONINKLIJKE PHILIPS N.V. (the "Issuer"), subject to and in accordance with the Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] (the "Conditions") as completed by the relevant information appearing in the final terms (the "Final Terms") and a trust deed dated 8 March 2024 (as modified and/or supplemented and/or restated from time to time, the "Trust Deed") and made between, amongst others, the Issuer and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the "Trustee", which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and an agency agreement dated 8 March 2024 (as amended and/or supplemented and/or restated from time to time, the "Agency Agreement") between, amongst others, the Issuer, Citibank, N.A., London Branch, the Trustee and certain other financial institutions named therein, for value received promises to pay to the bearer hereof on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note, and to pay interest (if any) on the principal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.
In the event of any conflict between the provisions of the Conditions and such information set out in the Final Terms, such information set out in the Final Terms will prevail.
[This Note shall not/Neither this Note nor any of the interest coupons [or talons] appertaining hereto shall] be valid for any purpose until this Note has been authenticated by or on behalf of Citibank, N.A., London Branch as Principal Paying Agent.
This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.
IN WITNESS WHEREOF the Issuer has caused this Note to be signed in facsimile on its behalf.
KONINKLIJKE PHILIPS N.V.
By: ………………………………..
(duly authorised)
Name: ……………………………
Title: Authorised Signatory
ISSUED in London as of [ ] 20 [•]
AUTHENTICATED for and on behalf of
CITIBANK, N.A., LONDON BRANCH,
as Principal Paying Agent without recourse,
warranty or liability
By:................................................................
(duly authorised)
[On the reverse of the Notes:]
TERMS AND CONDITIONS
[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]
FINAL TERMS
[Here to be set out the relevant information completing the Conditions which appears in the Final Terms relating to the Notes]
[At the foot of the Terms and Conditions:]
PRINCIPAL PAYING AGENT
Citibank, N.A., London Branch

Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
England
PART DFORM OF COUPON
[On the face of the Coupon:]
Series No: [ ]
Serial Number of Note: [ ]
[Tranche No: [ ]]
KONINKLIJKE PHILIPS N.V. a public limited liability company (naamloze vennootschap) incorporated under the law of The Netherlands registered at the Dutch Chamber of Commerce with number 17001910
Euro Medium Term Note Programme
[Amount and title of Notes]
Coupon for [set out the amount due] due on [date]
Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
IN WITNESS WHEREOF the Issuer has caused this Coupon to be signed in facsimile on its behalf.
KONINKLIJKE PHILIPS N.V.
By: ………………………………..
(duly authorised)
Name: ……………………………
Title: Authorised Signatory
KONINKLIJKE PHILIPS N.V.
Euro Medium Term Note Programme
[Amount and title of Notes]
Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].
Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.
IN WITNESS WHEREOF the Issuer has caused this Coupon to be signed in facsimile on its behalf.
KONINKLIJKE PHILIPS N.V.
By: ………………………………..
(duly authorised)
Name: ……………………………
Title: Authorised Signatory
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.][8]
[On the reverse of the Coupon:]
PRINCIPAL PAYING AGENT:
Citibank, N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England
[8] Legend to appear on every Coupon relating to a Note with a maturity of more than one year.

PART EFORM OF TALON
[On the face of the Talon]
Series No: [ ]
Serial Number of Note: [ ]
[Tranche No: [ ]]
KONINKLIJKE PHILIPS N.V. a public limited company (naamloze vennootschap) incorporated under the law of The Netherlands registered at the Dutch Chamber of Commerce with number 17001910
Euro Medium Term Note Programme
[Amount and title of Notes]
On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the "Conditions") of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).
The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon. In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.
[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.][9]
[On the reverse of the Talon:]
PRINCIPAL PAYING AGENT:
Citibank, N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England
[9] Legend to appear on every Talon relating to a Note with a maturity of more than one year.
SCHEDULE 3PROVISIONS FOR MEETINGS OF NOTEHOLDERS
1.
(a) As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:
(i) "voting certificate" shall mean an English language certificate issued by the Principal Paying Agent and dated in which it is stated:
(A) that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with the Principal Paying Agent or (to the satisfaction of the Principal Paying Agent) were held to its order or under its control or blocked in an account with Euroclear, Clearstream, Luxembourg or any other relevant clearing system and that no such Notes will cease to be so deposited, held or blocked until the first to occur of:
(1) the conclusion of the meeting specified in such certificate or, if applicable, of any adjourned such meeting; and
(2) the surrender of the certificate to the Principal Paying Agent who issued the same; and
(B) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;
(ii) "block voting instruction" shall mean an English language document issued by the Principal Paying Agent and dated in which:
(A) it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with the Principal Paying Agent or (to the satisfaction of the Principal Paying Agent) were held to its order or under its control or blocked in an account with Euroclear, Clearstream, Luxembourg or any other relevant clearing system and that no such Notes will cease to be so deposited, held or blocked until the first to occur of:
(1) the conclusion of the meeting specified in such document or, if applicable, of any adjourned such meeting; and
(2) the surrender to the Principal Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by the Principal Paying Agent in respect of each such deposited or blocked Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Principal Paying Agent to be held to its order or under its control and the giving of notice by the Principal Paying Agent to the Issuer in accordance with paragraph A hereof of the necessary amendment to the block voting instruction;
(B) it is certified that each holder of such Notes has instructed the Principal Paying Agent that the vote(s) attributable to the Note or Notes so deposited, held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C) the aggregate principal amount of the Notes so deposited, held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and
(D) one or more persons named in such document (each hereinafter called a "proxy") is or are authorised and instructed by the Principal Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (B) above as set out in such document;
(iii) "24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Principal Paying Agent have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and
(iv) "48 hours" means two consecutive periods of 24 hours.
(b) A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from the Principal Paying Agent or require the Principal Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with the Principal Paying Agent or (to the satisfaction of the Principal Paying Agent) by such Note being held to its order or under its control or blocked in an account with Euroclear, Clearstream, Luxembourg or any other relevant clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in subparagraph (a)(i)(A) or (a)(ii)(A) above (as the case may be), and (in the case of a block voting instruction) instructing the Principal Paying Agent to the effect set out in subparagraph (a)(ii)(C) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates.
2. The Issuer or the Trustee may at any time and the Trustee shall (subject to it being indemnified and/or secured and/or prefunded to its satisfaction) upon a requisition in writing signed by the holders of not less than one-quarter in aggregate principal amount of the Notes for the time being outstanding convene a meeting of the Noteholders. Every such meeting shall be held at such time and place as the Trustee may appoint or approve in writing.
3. At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Noteholders, prior to any meeting of the Noteholders, in the manner provided by Condition 13.1 (Notices – Notices to the Noteholders). Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall state that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited the Principal Paying Agent or (to its satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer (unless the meeting is convened by the Issuer).
4. A person (who may, but need not be, a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairperson, failing which the Issuer may appoint a Chairperson. The Chairperson of an adjourned meeting need not be the same person as was Chairperson of the meeting from which the adjournment took place.
5. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes in definitive form or voting certificates or being proxies and holding or representing in the aggregate more than 50 per cent. in aggregate principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes a Basic Terms Modification (each of which shall, subject only to Clause 7.2.2 of the Trust Deed, only be capable of being effected after having been approved by Extraordinary Resolution) the quorum for passing the requisite Extraordinary Resolution shall be one or more persons present holding Notes in definitive form or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the aggregate principal amount of the Notes for the time being outstanding.

6. If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairperson may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairperson either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairperson may decide) after the time appointed for any such adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairperson may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairperson either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any such adjourned meeting one or more persons present holding Notes in definitive form or voting certificates or being proxies (whatever the aggregate principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any such adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Notes in definitive form or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the aggregate principal amount of the Notes for the time being outstanding.
7. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum requirements that apply to the adjourned meeting. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.
8. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairperson shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which such person may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.
9. At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairperson, the Issuer, the Trustee or any person present holding a Note in definitive form or a voting certificate or being a proxy (whatever the aggregate principal amount of the Notes so held or represented by such person) a declaration by the Chairperson that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.
10. Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairperson directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.
11. The Chairperson may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.
12. Any poll demanded at any such meeting on the election of a Chairperson or on any question of adjournment shall be taken at the meeting without adjournment.
13. The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of this Trust Deed and any director or officer of the Issuer and its lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1 (Definitions and Interpretation) of the Trust Deed, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Noteholders by Conditions 10 (Events of Default) and 11.1 (Enforcement – Enforcement by the Trustee) unless they either produce the Note or Notes in definitive form of which they are the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of "outstanding" in Clause 1 (Definitions and Interpretation) of the Trust Deed. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer.
14. Subject as provided in paragraph 13 hereof at any meeting:
(a) on a show of hands every person who is present in person and produces a Note in definitive form or voting certificate or is a proxy shall have one vote; and
(b) on a poll every person who is so present shall have one vote in respect of each
€1,000 in aggregate principal amount of the outstanding Notes so produced in definitive form or represented by the voting certificate so produced or in respect of which they are a proxy or in respect of which (being in definitive form) they are the holder. Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all their votes or cast all the votes to which they are entitled in the same way.
15. The proxies named in any block voting instruction need not be Noteholders.

16. Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the Principal Paying Agent shall be deposited by the Principal Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairperson of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.
17. Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the Principal Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.
18. A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:
(a) Approve any Basic Terms Modification.
(b) Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Trustee, any Appointee and the Noteholders and Couponholders or any of them.
(c) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Couponholders or the Issuer against any other or others of them or against any of their property whether such rights shall arise under this Trust Deed or otherwise.
(d) Power to assent to any modification of the provisions of this Trust Deed which shall be proposed by the Issuer or the Trustee.
(e) Power to give any authority or sanction which under the provisions of this Trust Deed is required to be given by Extraordinary Resolution.
(f) Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.
(g) Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of this Trust Deed.
(h) Power to discharge or exonerate the Trustee and/or any Appointee from all Liability in respect of any act or omission for which the Trustee and/or such Appointee may have become or may become responsible under this Trust Deed.
(i) Power to authorise the Trustee and/or any Appointee (subject to it being indemnified and/or secured and/or prefunded to its satisfaction) to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.
(j) Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.
(k) (Other than as permitted under Clause 7.3 (Substitution) of the Trust Deed), power to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed.
19. Any Extraordinary Resolution (i) passed at a meeting of the holders duly convened and held in accordance with this Trust Deed, (ii) passed as an Extraordinary Resolution in writing in accordance with this Trust Deed or (iii) passed by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Trustee in accordance with their operating rules and procedures shall be binding upon all the holders whether or not present or whether or not represented at any meeting and whether or not voting on such Extraordinary Resolution and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such Extraordinary Resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any Extraordinary Resolution duly considered by the holders shall be published in accordance with Condition 13 (Notices) by the Issuer within 14 days of such result being known, provided that the non- publication of such notice shall not invalidate such result.
20. The expression "Extraordinary Resolution" when used in this Trust Deed means (i) a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority consisting of not less than two thirds of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than two-thirds in principal amount of the Notes for the time being outstanding or (iii) a resolution passed by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than two-thirds in principal amount of the Notes outstanding.

21. Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairperson of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.
22. Subject to all provisions of this Trust Deed the Trustee may:
(a) without the consent of the Issuer, the Noteholders or the Couponholders prescribe such other or further regulations ("Further Regulations") regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit; or
(b) concur with the Issuer in making Further Regulations if it is of the opinion that to do so is not materially prejudicial to the Noteholders.
SCHEDULE 4FORM OF AUTHORISED OFFICERS’ CERTIFICATE
[on Issuer letterhead]
[date]
To: Citicorp Trustee Company Limited (as Trustee)
KONINKLIJKE PHILIPS N.V.
€10,000,000,000Euro Medium Term Note Programme
This certificate is delivered to you in accordance with Clause 6.7 of the trust deed dated 8 March 2024 (the "Trust Deed") and made between the Issuer and Citicorp Trustee Company Limited (the "Trustee"). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.
We hereby certify that to the best of our knowledge, information and belief, and having made all reasonable enquiries:
(a) as at the date herewith, no Event of Default or Potential Event of Default existed [other than [●]] and no Event of Default, Potential Event of Default had existed or happened at any time since [insert date of last certificate delivered]/[the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause 6.7] [other than [●]]; and
(b) from and including [insert date of last certificate delivered]/[the certification date of the last certificate delivered under Clause 6.7] to and including [date], the Issuer has complied in all respects with its obligations under this Trust Deed [other than [●]] .
For and on behalf of
KONINKLIJKE PHILIPS N.V.
By:……………..Authorised Signatory
By:……………..Authorised Signatory
SIGNATORIES TO THIS TRUST DEED
The Issuer
EXECUTED as a deed by )
KONINKLIJKE PHILIPS N.V. )
)
acting by: )
Title: Authorised Signatory )
)
in the presence of: )
Witness’s Signature:
Witness’s Name:
Witness’s Address:
The Trustee
EXECUTED as a deed by )
CITICORP TRUSTEE )
COMPANY LIMITED )
acting by )